                                              LABORATORY CORPORATION OF AMERICA HOLDINGS

                                              Zero Coupon Convertible Subordinated Notes
                                                               due 2021
                                      __________________________________________________________

                                                               INDENTURE

                                                     Dated as of October 23, 2006
                                      __________________________________________________________

                                                         THE BANK OF NEW YORK

                                                                TRUSTEE

                                      __________________________________________________________

CROSS REFERENCE TABLE*

TIA Section.....................................................          Indenture Section
310(a)(1).......................................................                7.10
     (a)(2).....................................................                N.A.
     (a)(3).....................................................                N.A.
     (a)(4).....................................................                N.A.
     (b)........................................................                7.10
     (c)........................................................                N.A.
311(a)..........................................................                7.11
     (b)........................................................                7.11
     (c)........................................................                N.A.
312(a)..........................................................                N.A.
     (b)........................................................                14.03
     (c)........................................................                14.03
313(a)..........................................................                7.06
     (b)........................................................                7.06
     (c)........................................................                N.A.
     (d)........................................................                7.06
314(a)..........................................................                4.02
     (b)........................................................                N.A.
     (c)........................................................                N.A.
     (d)........................................................                N.A.
     (e)........................................................                N.A.
     (f)........................................................                N.A.
315(a)..........................................................                7.01
     (b)........................................................                7.05
     (c)........................................................                N.A.
     (d)........................................................                7.01
     (e)........................................................                6.11
316(a)(1)(A)....................................................                6.05
     (a)(1)(B)..................................................                6.04
     (a)(2).....................................................                N.A.
     (b)........................................................                N.A.
                                                      N.A. means Not Applicable.

                                                         iii

TABLE OF CONTENTS*

                                                                                                                                   Page
                                                        Table of Contents

                                                            ARTICLE 1
                                            DEFINITIONS AND INCORPORATION BY REFERENCE

                                                            ARTICLE 2
                                                          THE SECURITIES

                                                            ARTICLE 3
                                                     REDEMPTION AND PURCHASES

                                                            ARTICLE 4
                                                            COVENANTS

                                                            ARTICLE 5
                                                      SUCCESSOR CORPORATION

Section 5.01 When Company May Merge or Transfer Assets...........................................................25

                                                            ARTICLE 6
                                                      DEFAULTS AND REMEDIES

                                                            ARTICLE 7
                                                             TRUSTEE

                                                            ARTICLE 8
                                                      DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Securities................................................................37
Section 8.02 Repayment to the Company............................................................................38

                                                            ARTICLE 9
                                                            AMENDMENTS

                                                            ARTICLE 10
                                                            CONVERSION

                                                            ARTICLE 11
                                                          SUBORDINATION

                                                            ARTICLE 12
                                                       PAYMENT OF INTEREST

                                                            ARTICLE 13
                                                     CONTINGENT CASH INTEREST

                                                            ARTICLE 14
                                                          MISCELLANEOUS

Section 14.01 Trust Indenture Act Controls.......................................................................63
Section 14.02 Notices 63

                                                          6

         INDENTURE  dated  as of  October 23,  2006  between  LABORATORY  CORPORATION  OF  AMERICA  HOLDINGS,  a  Delaware  corporation
("Company"), and THE BANK OF NEW YORK, a New York banking corporation ("Trustee").

         Each party  agrees as follows for the  benefit of the other party and for the equal and ratable  benefit of the Holders of the
Company's Zero Coupon Convertible Subordinated Notes due 2021 (each a "Security" and, collectively, the "Securities"):

ARTICLE 1
                                              DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions.

         The "Accreted  Principal  Amount" with respect to any Security means, at any date of  determination,  the sum of (1) the Issue
Price of the Security and (2) the Accrued Original Issue Discount that has been accreted to the principal amount of the Security.

         "Accrued Original Issue Discount" of any Security represents the accrued portion of Original Issue Discount.

         "Affiliate"  of any  specified  person means any other person  directly or  indirectly  controlling  or controlled by or under direct or indirect common control with such specified  person.  For the purposes of this  definition,  "control" when used with respect to any specified  person means the power to direct or cause the direction of the  management  and policies of such person,  directly or indirectly,  whether  through  the  ownership  of  voting  securities,  by  contract  or  otherwise;  and the terms  "controlling"  and
"controlled" have meanings correlative to the foregoing.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

         "Business  Day" means each day of the year other than a Saturday  or a Sunday or other day on which  banking  institutions  in
The City of New York are required or authorized to close.

         "Capital  Stock"  for  any  corporation  means  any  and  all  shares,  interests,  rights  to  purchase,  warrants,  options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

         "Cash" or "cash"  means such coin or  currency of The United  States of America as at any time of payment is legal  tender for the payment of public and private debts.

         "Cash  Settlement  Averaging  Period" with respect to any Security  means the ten  consecutive  trading days  beginning on the second trading day after the Conversion Date for those Securities.

         "Common  Stock" means the shares of Common Stock,  $0.10 par value,  as it exists on the date of this Indenture of the Company or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

         "Company"  means the party named as the  "Company" in the first  paragraph  of this  Indenture  until a successor  replaces it pursuant to the applicable  provisions of this Indenture  and,  thereafter,  shall mean such  successor.  The foregoing  sentence shall likewise apply to any subsequent such successor or successors.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

         "Contingent Cash Interest" means such cash interest payable as described in Section 13.01.

         "Conversion  Value"  with  respect to each  $1,000  Principal  Amount at  Maturity  of the  Securities  means,  on any date of determination,  the product of (1) the  Conversion  Rate then in effect and (2) the average of the Sale Prices of the Common  Stock for each trading day in the Cash Settlement Averaging Period.

         "Corporate  Trust Office" means the principal  office of the Trustee at which at any time its corporate  trust  business shall be  administered,  which  office at the date  hereof is located  at  101 Barclay  Street,  Floor 21  West,  New York,  New York  10286,
Attention:  Corporate  Trust  Administration,  or such other  address as the Trustee may  designate  from time to time by notice to the
Company,  or the principal  corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company).

         "Debt" means with respect to the Company at any date, without  duplication,  obligations (other than nonrecourse  obligations)
for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1.

         "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

         "Indenture"  means  this  Indenture,  as  amended  or  supplemented  from time to time in  accordance  with the terms  hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "Issue Date" of any Security means the date on which the Security was deemed issued as set forth on the face of the Security.

         "Issue Price" of any Security  means, in connection  with the original  issuance of such Security,  the initial issue price at which the Security was issued as set forth on the face of the Security.

         "Officer" means the Chairman of the Board, the Vice Chairman,  the Chief Executive Officer, the President,  any Executive Vice
President,  any Senior Vice  President,  any Vice  President,  the Treasurer or the  Secretary or any Assistant  Treasurer or Assistant
Secretary of the Company.

         "Officers'  Certificate" means a written certificate  containing the information specified in Sections 14.04 and 14.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.

         "Opinion of Counsel" means a written  opinion  containing the  information  specified in Sections 14.04 and 14.05,  from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of, or counsel to, the Company or the Trustee.

         "Original  Issue  Discount" of any Security  means the amount that accrues in respect of such Security daily at a rate of 2.0%
per year on the Issue Price plus any  previously  accrued  amounts  beginning on September 11, 2006.  Original  Issue  Discount will be calculated on a semi-annual  bond equivalent  basis,  using a 360-day year comprised of twelve 30-day months.  The principal  amount of the Security will accrete on March 11 and September 11 of each year, beginning March 11, 2007.

         "person" or "Person" means any individual,  corporation,  limited liability company, partnership,  joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Principal Amount at Maturity" of a Security means the principal amount at maturity as set forth on the face of the Security.

         "Prospectus" means the prospectus dated October 23, 2006 relating to the Securities.

         "Redemption  Date" or  "redemption  date" means the date  specified for  redemption of the  Securities in accordance  with the terms of the Securities and this Indenture.

         "Redemption Price" or "redemption price" has the meaning set forth in paragraph 6 of the Securities.

         "Responsible  Officer" means, when used with respect to the Trustee,  any officer within the corporate trust department of the
Trustee,  including any vice  president,  assistant  vice  president,  assistant  secretary,  trust officer or any other officer of the
Trustee  who  customarily  performs  functions  similar to those  performed  by the  Persons  who at the time  shall be such  officers, respectively,  or to whom any  corporate  trust  matter is referred  because of such  person's  knowledge of and  familiarity  with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

         "Sale  Price" of Capital  Stock on any date means the closing per share sale price (or if no closing  sale price is  reported, the average of the bid and ask prices or, if more than one in either  case,  the average of the average bid and the average ask prices)
on such date as reported in composite  transactions for the principal United States  securities  exchange on which the Capital Stock is traded or, if the  Capital  Stock is not listed on a United  States  national  or  regional  securities  exchange,  as  reported by the
National  Association of Securities  Dealers  Automated  Quotation  System or by Pink Sheets,  LLC. In the absence of a quotation,  the
Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means any of the Company's Zero Coupon  Convertible  Subordinated Notes due 2021, as amended or supplemented from time to time, issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

         "Senior  Indebtedness"  means the principal,  premium (if any) and unpaid interest on all present and future  (i) indebtedness of the Company for borrowed  money;  (ii) obligations  of the Company  evidenced by bonds,  debentures,  notes or similar  instruments;
(iii) obligations  of the Company under  (a) interest rate swaps,  caps,  collars,  options and similar  arrangements,  (b) any foreign exchange contract,  currency swap contract, futures contract,  currency option contract, or other foreign currency hedge and (c) credit swaps, caps, floors, collars and similar arrangements;  (iv) indebtedness  incurred, assumed or guaranteed by the Company in connection with the  acquisition by it or a subsidiary of the Company of any business,  properties or assets (except  purchase-money  indebtedness classified as accounts payable under U.S. generally accepted accounting  principles);  (v) all obligations and liabilities  (contingent or otherwise) in respect of leases of the Company required,  in conformity with U.S. generally accepted  accounting  principles,  to be accounted for as capitalized lease  obligations on the balance sheet of the Company and all obligations and liabilities  (contingent or otherwise)  under any lease or related  document  (including a purchase  agreement) in connection with the lease or real property which provides  that the Company is  contractually  obligated to purchase or cause a third party to purchase the leased  property and thereby guarantee  a minimum  residual  value of the leased  property  to the lessor and the  obligations  of the  Company  under such lease or related  document  to  purchase or to cause a third party to purchase  such  leased  property;  (vi) reimbursement  obligations  of the
Company in respect of letters of credit relating to  indebtedness  or other  obligations of the Company that qualify as indebtedness or obligations  of the kind referred to in clauses (i) through (v) above;  and  (vii) obligations  of the Company under direct or indirect guaranties  in respect of, and  obligations  (contingent  or  otherwise)  to purchase or  otherwise  acquire,  or otherwise to assure a creditor  against  loss in respect of,  indebtedness  or  obligations  of others of the kinds  referred to in clauses (i) through  (vi)
above,  in each case unless in the instrument  creating or evidencing the  indebtedness  or obligation or pursuant to which the same is outstanding  it is provided that (x) such  indebtedness  or obligation is not senior in right of payment to the  Securities or (y) such indebtedness  or obligation is  subordinated  to any other  indebtedness  or obligation  of the Company,  unless such  indebtedness  or obligation expressly provides that such indebtedness or obligations be senior in right of payment to the Securities.

         "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act.

         "Special  Record  Date"  means  for the  payment  of any  Defaulted  Interest,  the date  fixed  by the  Trustee  pursuant  to
Section 12.02.

         "Stated  Maturity",  when used with respect to any  Security,  means the date  specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security is due and payable.

         "Subsidiary" means (i) a corporation,  a majority of whose Capital Stock with voting power, under ordinary  circumstances,  to elect  directors is, at the date of  determination,  directly or indirectly  owned by the Company,  by one or more  Subsidiaries of the
Company or by the Company and one or more Subsidiaries of the Company,  (ii) a  partnership in which the Company or a Subsidiary of the
Company  holds a majority  interest in the equity  capital or profits of such  partnership,  or (iii) any  other  person  (other than a corporation  or a partnership)  in which the Company,  a Subsidiary of the Company or the Company and one or more  Subsidiaries  of the
Company,  directly or indirectly,  at the date of  determination,  has (x) at least a majority  ownership  interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

         "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture,  provided,  however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "trading  day" means a day during  which  trading in  securities  generally  occurs on the New York Stock  Exchange or, if the
Common Stock is not listed on the New York Stock  Exchange,  on the principal other national or regional  securities  exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities  exchange,  on the principal other market on which the Common Stock is then traded.

         "Trustee"  means the party named as the  "Trustee" in the first  paragraph  of this  Indenture  until a successor  replaces it pursuant to the applicable  provisions of this Indenture  and,  thereafter,  shall mean such  successor.  The foregoing  sentence shall likewise apply to any subsequent such successor or successors.

Section 1.02        Other Definitions.

Term                                                                                          Defined in Section

"Act"....................................................................................................1.05(a)
"Agent Members"..........................................................................................2.12(b)
"Average Sale Price".......................................................................................10.07
"Bankruptcy Law"............................................................................................6.01
"Bid Solicitation Agent"....................................................................................2.03
"Common Stock Record Date" ................................................................................13.01
"Company Notice".........................................................................................3.08(b)
"Contingent Cash Interest Payment Date"....................................................................13.02
"Contingent Cash Interest Record Date".....................................................................13.02
"Conversion Agent"..........................................................................................2.03
"Conversion Date"..........................................................................................10.02
"Conversion Rate"..........................................................................................10.01
"Custodian".................................................................................................6.01
"Defaulted Interest".......................................................................................12.02
"Depositary".............................................................................................2.01(a)
"DTC"....................................................................................................2.01(a)
"Event of Default"..........................................................................................6.01
"Ex-Dividend Date"......................................................................................10.08(b)
"Ex-Dividend Time".........................................................................................10.07
"Extraordinary Cash Dividend"...........................................................................10.08(a)
"Five-Trading-Day Measurement Period"......................................................................13.01
"Legal Holiday"............................................................................................14.09
"LYONs"..................................................................................................4.06(8)
"Measurement Period"....................................................................................10.08(a)
"Notice of Default".........................................................................................6.01
"Paying Agent"..............................................................................................2.03
"Post-Distribution Price"...............................................................................10.08(c)
"Purchase Date".............................................................................................3.08
"Purchase Notice"...........................................................................................3.08
"Purchase Price"............................................................................................3.08
"Reference Property"....................................................................................10.14(b)
"Registrar".................................................................................................2.03
"Regular Cash Dividends"................................................................................10.08(a)
"Relevant Cash Dividends"...............................................................................10.08(a)
"Relevant Value"...........................................................................................13.01
"Rights"...................................................................................................10.19
"Rights Agreement".........................................................................................10.19
"Security Market Price"....................................................................................13.01
"Time of Determination"....................................................................................10.07

Section 1.03        Incorporation by Reference of Trust Indenture Act.

         Whenever this  Indenture  refers to a provision of the TIA, the provision is  incorporated  by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "Indenture securities" means the Securities.

         "Indenture security holder" means a Securityholder.

         "Indenture to be qualified" means this Indenture.

         "Indenture trustee" or "institutional trustee" means the Trustee.

         "Obligor" on the indenture securities means the Company.

         All other TIA terms used in this  Indenture  that are  defined  by the TIA,  defined by TIA  reference  to another  statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04        Rules of Construction.

         Unless the context otherwise requires:

         (1)a term has the meaning assigned to it;

         (2)      an accounting term not otherwise  defined has the meaning assigned to it in accordance with United States generally  accepted accounting principles as in effect from time to time;

         (3)      "or" is not exclusive;

         (4)      "including" means including, without limitation; and

         (5)      words in the singular include the plural, and words in the plural include the singular.

Section 1.05        Acts of Holders.

(a)      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such
Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the
Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner, which the Trustee deems sufficient.

(c)      The ownership of Securities shall be proved by the register maintained by the Registrar.

(d)      Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)      If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date;
provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2
                                                            THE SECURITIES

Section 2.01      Form and Dating.

         The Securities and the Trustee's  certificate of authentication  shall be substantially in the form of Exhibit A-1, which is a part of this  Indenture.  The  Securities may have  notations,  legends or  endorsements  required by law, stock exchange rule or usage
(provided that any such notation,  legend or endorsement  required by usage is in a form acceptable to the Company).  The Company shall provide  any such  notations,  legends  or  endorsements  to the  Trustee  in  writing.  Each  Security  shall be dated the date of its authentication.

(a)      Initial Issuance.  Securities shall be issued, initially in the form of one or more Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The
Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided.
The aggregate Principal Amount at Maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b)      Certificated Securities. Except as provided in Section 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Securities in definitive form.

(c)      Global Securities in General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

         Any  adjustment of the aggregate  Principal  Amount at Maturity of a Global  Security to reflect the amount of any increase or decrease in the Principal Amount at Maturity of outstanding  Securities  represented thereby shall be made by the Trustee in accordance with  instructions  given by the Holder thereof as required by Section 2.12  hereof and shall be made on the records of the Trustee and the Depositary.

(d)      Book-Entry Provisions.  This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the
Depositary.

         The Company shall execute and the Trustee shall, in accordance with this  Section 2.01(d),  authenticate and deliver initially one or more Global  Securities  that  (a) shall be registered in the name of the  Depositary,  (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

         "UNLESS THIS  CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY  TRUST COMPANY TO THE ISSUER OR ITS
         AGENT FOR REGISTRATION OF TRANSFER,  EXCHANGE OR PAYMENT,  AND ANY CERTIFICATE  ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
         OR IN SUCH OTHER NAME AS IS  REQUESTED  BY AN  AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY (AND ANY PAYMENT
         HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY TRUST
         COMPANY),  ANY  TRANSFER,  PLEDGE OR OTHER USE  HEREOF  FOR  VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS  WRONGFUL  SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL  SECURITY  SHALL BE LIMITED TO  TRANSFERS,  IN WHOLE BUT NOT IN PART,  TO NOMINEES OF THE  DEPOSITORY
         TRUST COMPANY OR TO A SUCCESSOR  THEREOF OR SUCH  SUCCESSOR'S  NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL
         BE LIMITED TO TRANSFERS  MADE IN ACCORDANCE  WITH THE  RESTRICTIONS  SET FORTH IN ARTICLE TWO OF THE INDENTURE  REFERRED TO ON
         THE REVERSE HEREOF."

Section 2.02        Execution and Authentication.

         The  Securities  shall be executed on behalf of the Company by any Officer.  The  signature  of the Officer on the  Securities may be manual or facsimile.

         Securities  bearing  the  manual  or  facsimile  signatures  of an  individual  who was at the  time of the  execution  of the
Securities  the proper  Officer of the Company shall bind the Company,  notwithstanding  that such  individual  has ceased to hold such office prior to the  authentication  and delivery of such Securities or did not hold such office at the date of  authentication of such
Securities.

         No Security  shall be entitled to any benefit  under this  Indenture or be valid or  obligatory  for any purpose  unless there appears on such Security a certificate  of  authentication  substantially  in the form provided for herein duly executed by the Trustee by manual  signature of an authorized  Officer,  and such  certificate  upon any Security  shall be conclusive  evidence,  and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall  authenticate and deliver  Securities for original issue in an aggregate  Principal Amount at Maturity of up to $741,243,000  aggregate  Principal Amount at Maturity upon a Company Order without any further action by the Company.  The aggregate
Principal  Amount at Maturity of  Securities  outstanding  at any time may not exceed the amount set forth in the  foregoing  sentence, except as provided in Section 2.07.

         The  Securities  shall be issued only in  registered  form without  coupons and only in  denominations  of $1,000 of Principal
Amount at Maturity and any integral multiple thereof.

Section 2.03        Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

         The Company  shall  maintain  an office or agency  where  Securities  may be  presented  for  registration  of transfer or for exchange  ("Registrar"),  an office or agency where  Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where  Securities may be presented for conversion  ("Conversion  Agent").  The Company shall also appoint a bid  solicitation agent (the "Bid  Solicitation  Agent") to act pursuant to Section 13.03  hereof and paragraph 3 of the Securities.  The Registrar shall keep a register of the  Securities  and of their  transfer and exchange.  The Company may have one or more  co-registrars,  one or more additional  paying agents and one or more additional  conversion  agents.  The term Paying Agent includes any additional  paying agent, including any named  pursuant to  Section 4.05.  The term  Conversion  Agent includes any additional  conversion  agent,  including any named pursuant to Section 4.05.

         The Company shall enter into an appropriate  agency  agreement with any Registrar or  co-registrar,  Paying Agent,  Conversion
Agent or Bid  Solicitation  Agent (other than the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company  shall  notify the  Trustee of the name and address of any such agent.  If the Company  fails to maintain a
Registrar,  Paying  Agent,  Conversion  Agent or Bid  Solicitation  Agent,  the  Trustee  shall  act as such and shall be  entitled  to appropriate  compensation  therefor  pursuant to Section 7.07.  The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent,  Registrar,  Conversion Agent or  co-registrar.  None of the Company or any Subsidiary or any Affiliate of any of them may act as Bid Solicitation Agent.

         The Company  initially  appoints  the Trustee as  Registrar,  Conversion  Agent,  Paying Agent and Bid  Solicitation  Agent in
connection with the Securities.

Section 2.04        Paying Agent to Hold Money in Trust.

         Except as otherwise  provided herein,  not later than 10:00 a.m.,  New York City time, on each due date of payments in respect of any Security,  the Company shall deposit with the Paying Agent a sum of money (in  immediately  available  funds if deposited on the due date)  sufficient  to make such  payments  when so becoming  due.  The Company  shall  require  each Paying  Agent  (other than the
Trustee) to agree in writing  that the Paying  Agent shall hold in trust for the  benefit of  Securityholders  or the Trustee all money held by the Paying  Agent for the making of payments in respect of the  Securities  and shall  notify the Trustee of any default by the
Company in making any such payment.  At any time during the continuance of any such default,  the Paying Agent shall,  upon the written request of the  Trustee,  forthwith  pay to the Trustee all money so held in trust.  If the Company,  a  Subsidiary  or an Affiliate of either of them acts as Paying  Agent,  it shall  segregate  the money held by it as Paying Agent and hold it as a separate  trust fund.
The  Company at any time may require a Paying  Agent to pay all money held by it to the Trustee and to account for any funds  disbursed by it.  Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.05        Securityholder Lists.

         The Trustee  shall  preserve in as current a form as is  reasonably  practicable  the most recent list  available to it of the names and addresses of  Securityholders.  If the Trustee is not the  Registrar,  the Company shall cause to be furnished to the Trustee at least  semi-annually on September 1 and March 1 a listing of  Securityholders  dated within 15 days of the date on which the list is furnished  and at such other  times as the  Trustee  may  request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06        Transfer and Exchange.

         Subject to Section 2.12 hereof,

(a)      Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

         At the option of the Holder,  Certificated  Securities may be exchanged for other Securities of any authorized denomination or denominations,  of a like aggregate  Principal  Amount at Maturity,  upon surrender of the Securities to be exchanged,  together with a written  instrument of transfer  satisfactory to the Registrar duly executed by the  Securityholder or such  Securityholder's  attorney duly  authorized in writing,  at such office or agency.  Whenever any  Securities are so  surrendered  for exchange,  the Company shall execute,  and the Trustee upon receipt of a Company Order shall  authenticate  and deliver,  the Securities which the Holder making the exchange is entitled to receive.

         The Company  shall not be required to make,  and the  Registrar  need not  register,  transfers  or  exchanges  of  Securities selected for  redemption  (except,  in the case of  Securities to be redeemed in part,  the portion  thereof not to be redeemed) or any
Securities in respect of which a Purchase  Notice has been given and not withdrawn by the Holder  thereof in accordance  with the terms of this  Indenture  (except,  in the case of  Securities  to be  purchased in part,  the portion  thereof not to be  purchased)  or any
Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(b)      Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b).  Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

(c)      Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d)      Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of
Securities.

(e)      No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)      The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any
Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security)
other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07        Replacement Securities.

         If (a) any  mutilated  Security is surrendered to the Trustee,  or (b) the Company and the Trustee  receive  evidence to their satisfaction  of the  destruction,  loss or theft of any Security,  and there is delivered to the Company and the Trustee such security or indemnity  as may be required by them to save each of them  harmless,  then,  in the absence of notice to the Company or the Trustee that such Security has been  acquired by a bona fide  purchaser,  the Company  shall  execute and upon its written  request the Trustee shall  authenticate  and  deliver,  in  exchange  for any such  mutilated  Security  or in lieu of any such  destroyed,  lost or stolen
Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

         In case any such mutilated,  destroyed,  lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company  pursuant to Article 3  hereof,  the Company in its discretion  may,  instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities  under this Section,  the Company may require the payment of a sum sufficient to cover any tax or other  governmental  charge that may be imposed in relation thereto and any other expenses  (including the fees and expenses of the Trustee) connected therewith.

         Every new  Security  issued  pursuant to this  Section in lieu of any  mutilated,  destroyed,  lost or stolen  Security  shall constitute an original additional  contractual obligation of the Company,  whether or not the destroyed,  lost or stolen Security shall be at any time  enforceable by anyone,  and shall be entitled to all benefits of this Indenture  equally and  proportionately  with any and all other Securities duly issued hereunder.

         The  provisions  of this Section are exclusive  and shall  preclude (to the extent  lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08        Outstanding Securities; Determinations of Holders' Action.

         Securities  outstanding at any time are all the Securities  authenticated  by the Trustee,  except for those  cancelled by it, those paid pursuant to Section 2.07  delivered to it for  cancellation and those described in this  Section 2.08 as not outstanding.  A
Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security;  provided,  however,  that in determining  whether the Holders of the requisite  Principal  Amount at Maturity of Securities  have given or concurred in any request, demand,  authorization,  direction, notice, consent or waiver hereunder,  Securities owned by the Company or any other obligor upon the
Securities or any Affiliate of the Company or such other obligor shall be disregarded  and deemed not to be  outstanding,  except that, in  determining  whether the Trustee shall be protected in relying upon any such request,  demand,  authorization,  direction,  notice, consent or waiver,  only Securities  which a Responsible  Officer of the Trustee actually knows to be so owned shall be so disregarded.
Subject to the foregoing,  only Securities  outstanding at the time of such determination shall be considered in any such determination
(including, without limitation, determinations pursuant to Articles 6 and 9).

         If a Security  is replaced  pursuant to  Section 2.07,  the  replaced  Security  ceases to be  outstanding  unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent holds,  in  accordance  with this  Indenture,  on a Redemption  Date, or on the Business Day following the
Purchase Date or on Stated Maturity,  money or securities,  if permitted hereunder,  sufficient to pay Securities payable on that date, then immediately  after such Redemption Date,  Purchase Date or Stated Maturity,  as the case may be, such Securities shall cease to be outstanding and Original Issue Discount and Contingent Cash Interest on such Securities shall cease to accrue;  provided,  that if such
Securities  are to be  redeemed,  notice of such  redemption  has been duly given  pursuant to this  Indenture  or  provision  therefor satisfactory to the Trustee has been given pursuant to this Indenture.

         If a Security is converted in accordance with  Article 10,  then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding  and Original  Issue Discount and Contingent  Cash Interest,  if any, shall cease to accrue on such Security.

Section 2.09        Temporary Securities.

         Subject to Article 12 hereof,  pending the  preparation of definitive  Securities,  the Company may execute,  and upon Company
Order the Trustee shall authenticate and deliver, temporary Securities which are printed,  lithographed,  typewritten,  mimeographed or otherwise produced, in any authorized  denomination,  substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate  insertions,  omissions,  substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary  Securities are issued, the Company will cause definitive  Securities to be prepared without  unreasonable delay.
After the  preparation  of definitive  Securities,  the temporary  Securities  shall be  exchangeable  for definitive  Securities  upon surrender of the temporary  Securities at the office or agency of the Company  designated  for such purpose  pursuant to  Section 2.03, without charge to the Holder.  Upon surrender for  cancellation  of any one or more temporary  Securities the Company shall execute and upon Company Order the Trustee shall  authenticate  and deliver in exchange  therefor a like Principal Amount at Maturity of definitive
Securities of authorized  denominations.  Until so exchanged  the  temporary  Securities  shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10        Cancellation.

         All  Securities  surrendered  for  payment,  purchase  by  the  Company  pursuant  to  Article 3,  conversion,  redemption  or registration  of transfer or exchange  shall,  if  surrendered  to any person other than the  Trustee,  be delivered to the Trustee and shall be promptly  cancelled  by it. The Company may at any time  deliver to the Trustee for  cancellation  any  Securities  previously authenticated  and delivered  hereunder which the Company may have acquired in any manner  whatsoever,  and all Securities so delivered shall be promptly  cancelled by the Trustee.  The Company may not issue new  Securities to replace  Securities it has paid or delivered to the Trustee for  cancellation  or that any Holder has converted  pursuant to Article 10.  No Securities  shall be  authenticated  in lieu of or in exchange for any  Securities  cancelled as provided in this  Section,  except as expressly  permitted by this  Indenture.
All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

Section 2.11        Persons Deemed Owners.

         Prior to due  presentment of a Security for  registration of transfer,  the Company,  the Trustee and any agent of the Company or the  Trustee  may treat the Person in whose name such  Security  is  registered  as the owner of such  Security  for the  purpose of receiving  payment of principal of the Security or the payment of any Redemption  Price or Purchase Price or Contingent  Cash Interest,
if any, for the purpose of conversion and for all other purposes  whatsoever,  whether or not such Security be overdue, and neither the
Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12        Global Securities.

(a)      Transfer of Global Security.  Notwithstanding any other provisions of this Indenture or the Securities, transfers of a
Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and this Section 2.12.  A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (a) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.

(b)      The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1)      Notwithstanding  any other  provisions of this Indenture or the Securities,  except as provided in  Section 2.12(a),  a Global
         Security  shall not be  exchanged  in whole or in part for a  Security  registered  in the name of any  Person  other than the
         Depositary or one or more nominees  thereof,  provided that a Global  Security may be exchanged for  Securities  registered in the names of any person  designated by the  Depositary in the event that (i) the  Depositary  has notified the Company that it is unwilling or unable to continue as  Depositary  for such Global  Security or such  Depositary  has ceased to be a "clearing agency"  registered  under the  Exchange  Act, and a successor  Depositary  is not  appointed  by the Company  within 90 days,
         (ii) an Event of Default has occurred and is continuing with respect to the Securities or (iii) the  Company  discontinues the use of a book entry  transfer  through DTC (or a successor  thereof).  Any Global  Security  exchanged  pursuant to clause (i)
         above shall be so exchanged in whole and not in part, and any Global Security  exchanged  pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the  Depositary.  Any Security  issued in exchange for a Global
         Security or any portion  thereof shall be a Global  Security;  provided that any such Security so issued that is registered in the name of a Person other than the Depository or a Nominee thereof shall not be a Global Security.

(2)      Securities  issued in exchange for a Global  Security or any portion thereof shall be issued in definitive,  fully  registered form,  without interest  coupons,  shall have an aggregate  Principal Amount at Maturity equal to that of such Global Security or portion  thereof to be so  exchanged,  shall be  registered in such names and be in such  authorized  denominations  as the
         Depositary  shall  designate and shall bear the applicable  legends  provided for herein.  Any Global Security to be exchanged in whole shall be  surrendered  by the  Depositary  to the Trustee,  as  Registrar.  With regard to any Global  Security to be exchanged  in part,  either  such  Global  Security  shall be so  surrendered  for  exchange  or, if the  Trustee is acting as custodian for the Depositary or its nominee with respect to such Global  Security,  the Principal  Amount at Maturity  thereof shall be reduced,  by an amount equal to the portion  thereof to be so exchanged,  by means of an appropriate  adjustment made on the records of the  Trustee.  Upon any such  surrender  or  adjustment,  the  Trustee  shall  authenticate  and deliver the
         Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3)      Subject to the provisions of clause (5)  below,  the registered  Holder may grant proxies and otherwise  authorize any Person, including  Agent Members (as defined  below) and persons that may hold  interests  through Agent  Members,  to take any action which a holder is entitled to take under this Indenture or the Securities.

(4)      In the event of the occurrence of any of the events  specified in clause (1)  above,  the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5)      Neither any members of, or  participants  in, the  Depositary  (collectively,  the "Agent  Members")  nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global  Security  registered in the name of the Depositary or any nominee thereof,  or under any such Global Security,  and the Depositary or such nominee, as the case may be, may be treated by the  Company,  the Trustee  and any agent of the Company or the Trustee as the  absolute owner and holder of such Global  Security for all purposes  whatsoever.  Notwithstanding  the foregoing,  nothing herein shall prevent the Company,  the Trustee or any agent of the Company or the Trustee from giving effect to any written  certification, proxy or other  authorization  furnished by the  Depositary  or such  nominee,  as the case may be, or impair,  as between the
         Depositary,  its Agent  Members and any other  person on whose  behalf an Agent  Member may act,  the  operation  of customary practices of such Persons governing the exercise of the rights of a holder of any Security.
Section 2.13        CUSIP Numbers.

         The Company in issuing the  Securities may use "CUSIP"  numbers (if then generally in use),  and, if so, the Trustee shall use
"CUSIP"  numbers in notices of redemption as a convenience to Holders;  provided that any such notice may state that no  representation is made as to the  correctness  of such numbers  either as printed on the  Securities or as contained in any notice of a redemption and that reliance may be placed only on the other  identification  numbers printed on the Securities,  and any such redemption shall not be affected  by any defect in or  omission  of such  numbers.  The  Company  will  promptly  notify the Trustee of any change in the CUSIP numbers.

ARTICLE 3
                                                       REDEMPTION AND PURCHASES

Section 3.01        Right to Redeem; Notices to Trustee.

         The Company,  at its option,  may at any time redeem the Securities in accordance with the provisions of paragraphs 6 and 8 of the Securities.  If the Company elects to redeem Securities  pursuant to paragraph 6 of the Securities,  it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price.

         The Company  shall give the notice to the Trustee  provided  for in this  Section 3.01  by a Company  Order,  at least 35 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02        Selection of Securities to Be Redeemed.

         If less than all the  Securities  are to be redeemed,  the Trustee  shall select the  Securities to be redeemed pro rata or by lot or by any other method the Trustee  considers  fair and  appropriate  (so long as such method is not prohibited by the rules of any stock exchange or quotation  system on which the  Securities are then listed or quoted).  The Trustee shall make the selection at least
30 days but not more than 60 days before the Redemption Date from  outstanding  Securities not previously  called for  redemption.  The
Trustee may select for  redemption  portions of the Principal  Amount at Maturity of  Securities  that have  denominations  larger than
$1,000.

         Securities  and  portions  of them the  Trustee  selects  shall be in  Principal  Amounts at Maturity of $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to Securities  called for redemption  also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         If any Security selected for partial  redemption is converted in part before  termination of the conversion right with respect to the  portion of the  Security so  selected,  the  converted  portion of such  Security  shall be deemed (so far as may be) to be the portion  selected for redemption.  Securities  which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03        Notice of Redemption.

         At least 30 days but not more than 60 days  before a  Redemption  Date,  the  Company  shall  mail a notice of  redemption  by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

(1)      the Redemption Date;

(2)      the Redemption Price;

(3)      the Conversion Rate;

(4)      the name and address of the Paying Agent and Conversion Agent;

(5)      that  Securities  called for redemption  may be converted at any time before the close of business on the second  Business Day immediately preceding the Redemption Date;

(6)      that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

(7)      that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(8)      if fewer than all the outstanding  Securities are to be redeemed,  the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

(9)      that,  unless the Company  defaults in making payment of such Redemption Price or Securities  called for redemption,  Original
         Issue Discount and Contingent  Cash Interest,  if any, on Securities  called for redemption  will cease to accrue on and after the Redemption Date;

(10)     the CUSIP number of the Securities; and

(11)     any other information the Company wants to present.

         At the  Company's  request,  the  Trustee  shall give the notice of  redemption  to Holders in the  Company's  name and at the
Company's  expense,  provided  that the Company  makes such  request at least five  Business  Days  (unless a shorter  period  shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

Section 3.04        Effect of Notice of Redemption.

         Once notice of redemption is given,  Securities  called for redemption  become due and payable on the  Redemption  Date and at the Redemption  Price stated in the notice except for Securities  which are converted in accordance  with the terms of this  Indenture.
Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

Section 3.05        Deposit of Redemption Price.

         Prior to 10:00 a.m.  (New York City time), on the Redemption  Date, the Company shall deposit with the Paying Agent (or if the
Company or a Subsidiary or an Affiliate of either of them is the Paying Agent,  shall segregate and hold in trust) money  sufficient to pay the  Redemption  Price for all  Securities to be redeemed on that date other than  Securities or portions of Securities  called for redemption  which on or prior thereto have been delivered by the Company to the Trustee for  cancellation or have been  converted.  The
Paying Agent shall as promptly as  practicable  return to the Company any money not required for that purpose  because of conversion of
Securities  pursuant to  Article 10.  If such money is then held by the Company in trust and is not  required for such purpose it shall be discharged from such trust.

Section 3.06        Securities Redeemed in Part.

         Upon  surrender of a Security  that is redeemed in part,  the Company shall  execute and the Trustee  shall  authenticate  and deliver to the Holder a new Security in an authorized  denomination  equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

Section 3.07        Conversion Arrangement on Call for Redemption.

         In connection  with any  redemption of  Securities,  the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more  investment  banks or other  purchasers to purchase such Securities by paying to the Trustee in trust for the  Securityholders,  on or prior to 10:00 a.m.  New York City time on the  Redemption  Date, an amount that, together  with any  amounts  deposited  with the Trustee by the Company for the  redemption  of such  Securities,  is not less than the
Redemption  Price of such  Securities.  Notwithstanding  anything to the contrary  contained in this  Article 3,  the obligation of the
Company to pay the Redemption  Price of such Securities  shall be deemed to be satisfied and discharged to the extent such amount is so paid by such  purchasers.  If such an agreement is entered into,  any  Securities  not duly  surrendered  for conversion by the Holders thereof may, at the option of the Company,  be deemed,  to the fullest extent  permitted by law,  acquired by such purchasers from such
Holders and (notwithstanding  anything to the contrary contained in Article 11)  surrendered by such purchasers for conversion,  all as of  immediately  prior to the close of business  on the  Business  Day prior to the  Redemption  Date,  subject to payment of the above amount as aforesaid.  The Trustee shall hold and pay to the Holders whose  Securities  are selected for redemption any such amount paid to it for  purchase  and  conversion  in the same manner as it would  moneys  deposited  with it by the Company for the  redemption  of
Securities.  Without the Trustee's prior written consent,  no arrangement  between the Company and such purchasers for the purchase and conversion of any  Securities  shall increase or otherwise  affect any of the powers,  duties,  responsibilities  or obligations of the
Trustee as set forth in this Indenture,  and the Company agrees to indemnify the Trustee from, and hold it harmless against,  any loss, liability or expense  arising out of or in connection  with any such  arrangement  for the purchase and  conversion  of any  Securities between  the Company  and such  purchasers,  including  the costs and  expenses  incurred by the Trustee in the defense of any claim or liability  arising  out of or in  connection  with the  exercise  or  performance  of any of its powers,  duties,  responsibilities  or obligations under this Indenture.

Section 3.08        Purchase of Securities at Option of the Holder.

         (a)      Securities  shall be purchased by the Company,  at the option of the Holder  thereof,  pursuant to paragraph 7 of the
Securities on  September 11,  2011 (the "Purchase  Date"),  at the purchase price of $819.54 in cash per $1,000 of Principal  Amount at
Maturity (the "Purchase Price"), upon:

(1)      delivery  to the Paying  Agent,  by the Holder of a written  notice of  purchase  (a  "Purchase  Notice") at any time from the opening of business on the date that is 20 Business  Days prior to the Purchase  Date until the close of business on the first
         Business Day immediately preceding the Purchase Date stating:

(A)      if Securities in definitive form have been issued,  the  certificate  numbers of the Security which the Holder will deliver to be purchased,

(B)      the portion of the Principal  Amount at Maturity of the Security which the Holder will deliver to be purchased,  which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof,

(C)      that such Security  shall be purchased as of the Purchase Date pursuant to the terms and  conditions  specified in paragraph 7 of the Securities and in this Indenture; and

(2)      delivery  of such  Security  to the  Paying  Agent  prior to, on or after  the  Purchase  Date  (together  with all  necessary endorsements)  at the offices of the Paying Agent,  such  delivery  being a condition to receipt by the Holder of the Purchase
         Price  therefor;  provided,  however,  that the  Purchase  Price shall be so paid  pursuant to this  Section 3.08  only if the
         Security so delivered to the Paying Agent shall  conform in all respects to the  description  thereof in the related  Purchase
         Notice, as determined by the Company.

         The Company shall purchase from the Holder thereof,  pursuant to this  Section 3.08,  a portion of a Security if the Principal
Amount at  Maturity  of such  portion is $1,000 or an  integral  multiple of $1,000.  Provisions  of this  Indenture  that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any  purchase  by the Company  contemplated  pursuant to the  provisions  of this  Section 3.08  shall be  consummated  by the delivery of the  consideration  to be received by the Holder as soon as  practicable  following  the later of the Purchase Date and the time of delivery of the Security.

         Notwithstanding  anything herein to the contrary,  any Holder delivering to the Paying Agent the Purchase Notice  contemplated by this  Section 3.08  shall have the right to withdraw  such  Purchase  Notice at any time prior to the close of business on the first
Business Day  immediately  preceding the Purchase Date by delivery of a written  notice of withdrawal to the Paying Agent in accordance with Section 3.09.

         The  Paying  Agent  shall  promptly  notify the  Company of the  receipt  by it of any  Purchase  Notice or written  notice of withdrawal thereof.

         (b)      The Company  shall  provide  notice of the option of Holders to require the Company to purchase  Securities  not less than 20 Business Days prior to the Purchase Date (the "Company  Notice").  Such Company Notice shall include a form of Purchase  Notice and shall state:

                  (1)......the Purchase Price and the Conversion Rate as of the Purchase Date;

                  (2)......the name and address of the Paying Agent and the Conversion Agent;

                  (3)      that Securities as to which a Purchase Notice has been given may be converted  pursuant to Article 10 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (4)      that  Securities  must be  surrendered  to the Paying  Agent to collect  payment of the  Purchase  Price and accrued and unpaid Contingent Cash Interest, if any;

                  (5)      that the  Purchase  Price for any  Security as to which a Purchase  Notice has been given and not  withdrawn will be paid as soon as  practicable  following  the later of the Purchase Date and the time of surrender of such Security as described in (4);

                  (6)      the procedures the Holder must follow to exercise rights under this Section 3.08 and a brief  description of those rights;

                  (7)      briefly, the conversion rights of the Securities;

                  (8)      the procedures for withdrawing a Purchase Notice;

                  (9)      that,  unless the Company  defaults in making  payment of such Purchase  Price,  Original Issue Discount and
                           Contingent Cash Interest, if applicable,  on Securities surrendered for purchase will cease to accrue on and after the Purchase Date; and

                  (10).....the CUSIP number of the Securities.

         At the Company's  request,  the Trustee shall give such Company  Notice in the  Company's  name and at the Company's  expense;
provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Section 3.09        Effect of Purchase Notice.

         Upon receipt by the Paying Agent of the Purchase  Notice  specified in  Section 3.08(a)  the Holder of the Security in respect of which such Purchase  Notice was given shall (unless such Purchase  Notice is withdrawn as specified in the following two paragraphs)
thereafter be entitled to receive  solely the Purchase Price together with accrued and unpaid  Contingent  Cash Interest,  if any. Such amounts  shall be paid to such Holder,  subject to receipts of funds and/or  securities  by the Paying  Agent,  as soon as  practicable following  the later of (x) the  Purchase  Date with respect to such  Security  (provided  the  conditions  in  Section 3.08  have been satisfied)  and  (y) the  time of  delivery  of such  Security  to the Paying  Agent by the Holder  thereof in the manner  required  by
Section 3.08(a).  Securities in respect of which a Purchase  Notice has been given by the Holder thereof may not be converted  pursuant to Article 10  hereof on or after the date of the delivery of such Purchase  Notice unless such Purchase  Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase  Notice may be withdrawn by means of a written notice of withdrawal  delivered to the office of the Paying Agent in accordance  with the  Purchase  Notice at any time  prior to the close of  business  on the  Business  Day prior to the  Purchase  Date specifying:

(1)                   if Securities in definitive form have been issued,  the certificate  number of the Securities in respect of which such notice of withdrawal is being submitted,

(2)      the Principal Amount at Maturity of the Securities with respect to which such notice of withdrawal is being submitted, and

(3)      the Principal Amount at Maturity,  if any, of such Securities which remains subject to the original  Purchase Notice and which has been or will be delivered for purchase by the Company.

         There shall be no purchase of any Securities  pursuant to  Section 3.08(a)  if there has occurred  (prior to, on or after,  as the case may be, the giving,  by the Holders of such  Securities,  of the  required  Purchase  Notice)  and is  continuing  an Event of
Default (other than a default in the payment of the Purchase  Price).  The Paying Agent will promptly return to the respective  Holders thereof any Securities  (x) with  respect to which a Purchase Notice has been withdrawn in compliance with this Indenture,  or (y) held by it during the  continuance  of an Event of Default  (other than a default in the payment of the Purchase  Price),  upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.10        Deposit of Purchase Price.

         Prior to  10:00 a.m.,  New York City time, on the Business Day following the Purchase Date, the Company shall deposit with the
Trustee or with the Paying Agent (or, if the Company or a Subsidiary  or an Affiliate of either of them is acting as the Paying  Agent, shall  segregate and hold in trust as provided in  Section 2.04)  an amount of money (in  immediately  available  funds if deposited on such Business Day) sufficient to pay the aggregate  Purchase Price of all the Securities or portions  thereof which are to be purchased as of the Purchase Date.

Section 3.11        Securities Purchased in Part.

         Any  Security  which is to be purchased  only in part shall be  surrendered  at the office of the Paying  Agent (with,  if the
Company or the Trustee so requires,  due  endorsement by, or a written  instrument of transfer in form  satisfactory to the Company and the Trustee duly executed by, the Holder  thereof or such Holder's  attorney duly  authorized in writing) and the Company shall execute and the Trustee shall  authenticate  and deliver to the Holder of such Security,  without service charge, a new Security or Securities, of any authorized  denomination  as requested by such Holder in aggregate  Principal  Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

Section 3.12        Covenant to Comply with Securities Laws upon Purchase of Securities.

         In connection  with any offer to purchase or purchase of Securities  under  Section 3.08  hereof  (provided that such offer or purchase  constitutes  an "issuer  tender  offer" for purposes of  Rule 13e-4  (which  term,  as used  herein,  includes any  successor provision  thereto)  under the  Exchange  Act at the time of such offer or purchase or is  otherwise  subject to tender  offer or other rules under the Federal or state  securities  laws),  the Company shall  (i) comply  with  Rule 13e-4,  Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable,  (ii) file the related  Schedule TO (or any successor  schedule,  form or report) or any other schedule  required  under the Exchange Act, and  (iii) otherwise  comply with all Federal and state  securities laws so as to permit the rights and obligations  under Section 3.08 to be exercised in the time and in the manner  specified in Section
3.08.

Section 3.13        Repayment to the Company.

         The Trustee  and the Paying  Agent  shall  promptly  return to the  Company  any cash that  remains  unclaimed  as provided in paragraph 15 of the Securities,  together with interest,  if any, thereon (subject to the provisions of Section 7.01(f)),  held by them for the payment of the  Purchase  Price  provided,  however,  that to the extent that the  aggregate  amount of cash  deposited  by the
Company  pursuant to  Section 3.10  exceeds the aggregate  Purchase  Price of the  Securities or portions  thereof which the Company is obligated to purchase as of the Purchase  Date,  whether as a result of withdrawal or otherwise,  then promptly  after the Business Day following  the Purchase  Date,  the Trustee shall return any such excess to the Company  together  with interest or dividends,  if any, thereon (subject to the provisions of Section 7.01(f)).

ARTICLE 4
                                                               COVENANTS

Section 4.01        Payment of Securities.

         The Company  shall  promptly  make all payments in respect of the  Securities  on the dates and in the manner  provided in the
Securities  or  pursuant  to this  Indenture.  Any  amounts to be given to the Trustee or Paying  Agent,  shall be  deposited  with the
Trustee or Paying Agent by  10:00 a.m.,  New York City time,  by the Company.  Principal  Amount at Maturity,  Issue Price plus Accrued
Original Issue  Discount,  Redemption  Price,  Purchase  Price or Contingent  Cash  Interest,  if any, shall be considered  paid on the applicable date due if on such date (or, in the case of a Purchase  Price, on the Business Day following the applicable  Purchase Date)
the Trustee or the Paying Agent holds, in accordance with this Indenture,  money or securities,  if permitted hereunder,  sufficient to pay all such amounts then due.

         The  Company  shall,  to the extent  permitted  by law,  pay  interest  on overdue  amounts at the rate per annum set forth in paragraph 1 of the Securities,  compounded semi-annually,  which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount,  including  interest  thereon,  has been made or duly provided for. All such interest  shall be payable  on demand.  The  accrual of such  interest  on overdue  amounts  shall be in lieu of, and not in  addition  to, the  continued
accrual of Original Issue Discount and Contingent Cash Interest, if any.

Section 4.02        SEC and Other Reports.

         If  requested  by the  Trustee,  the  Company  shall  deliver to the  Trustee,  within 15 days after it files such  annual and quarterly  reports,  information,  documents  and other  reports  with the SEC,  copies of its annual  report  and of the  information, documents  and other reports (or copies of such  portions of any of the  foregoing as the SEC may by rules and  regulations  prescribe)
which the Company is required to file with the SEC  pursuant to  Section 13  or 15(d) of the Exchange  Act.  The Company  shall send to the Trustee  all reports  required  pursuant  to the  provisions  of TIA Section  314(a).  Delivery of such  reports,  information  and documents to the Trustee is for  informational  purposes only and the Trustee's  receipt of the same shall not constitute  constructive notice of any information  contained therein or determinable from information  contained  therein,  including the Company's  compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.03        Compliance Certificate.

         The Company  shall  deliver to the Trustee  within 120 days after the end of each fiscal year of the Company  (beginning  with the fiscal year ending on  December 31,  2006) an Officers'  Certificate,  stating  whether or not to the best knowledge of the signers thereof the Company is in default in the  performance  and observance of any of the terms,  provisions and conditions of this Indenture
(without  regard  to any  period  of grace or  requirement  of notice  provided  hereunder)  and if the  Company  shall be in  default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04        Further Instruments and Acts.

         Upon request of the Trustee,  the Company  will execute and deliver such further  instruments  and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05        Maintenance of Office or Agency.

         The Company will  maintain in the Borough of Manhattan,  The City of New York, an office or agency of the Trustee,  Registrar,
Paying Agent and Conversion  Agent where  Securities may be presented or surrendered for payment,  where  Securities may be surrendered for  registration  of transfer,  exchange,  purchase,  redemption or conversion and where notices and demands to or upon the Company in respect of the  Securities  and this  Indenture  may be  served.  The office of The Bank of New York,  located at  101 Barclay  Street,
Floor 21 West, New York, New York 10286 (Attention:  Corporate Trust  Administration-Trustee  Administration),  shall initially be such office or agency for all of the aforesaid  purposes.  The Company shall give prompt written notice to the Trustee of the location,  and of any change in the  location,  of any such office or agency  (other than a change in the location of the office of the  Trustee).  If at any time the  Company  shall fail to maintain  any such  required  office or agency or shall fail to furnish  the  Trustee  with the address thereof, such presentations,  surrenders,  notices and demands may be made or served at the address of the Trustee set forth in
Section 14.02.

         The Company may also from time to time  designate one or more other offices or agencies  where the Securities may be presented or  surrendered  for any or all such  purposes and may from time to time rescind such  designations;  provided,  however,  that no such designation  or rescission  shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of
Manhattan, The City of New York, for such purposes.

Section 4.06        Tax Matters.

         The parties hereto hereby agree, and each Holder (or other person that acquires a beneficial interest in a Security) by its purchase of a Security or exchange therefor (or a beneficial interest therein) hereby agrees:

(1)      to treat the Securities as indebtedness of the Company for all tax purposes;

(2)      to treat the Securities as indebtedness that is subject to the special regulations governing contingent payment debt instruments that are contained in U.S. Treasury Regulation Section 1.1275-4;

(3)      to treat any payment to and receipt by a holder of cash and shares of Common Stock (or of any cash in lieu of fractional shares), if any, upon the conversion of a Security as a contingent payment under U.S. Treasury Regulation Section
         1.1275-4(b) that will result in an adjustment under U.S. Treasury Regulation Section 1.1275-4(b)(3)(iv) and U.S. Treasury
         Regulation Section 1.1275-4(b)(6);

(4)      solely for U.S. federal income tax purposes, the Company shall accrue interest with respect to outstanding Securities as original issue discount according to the "noncontingent bond method," as set forth in U.S. Treasury Regulation Section
         1.1275-4(b);

(5)      the Company has determined that the comparable yield, as defined in U.S. Treasury Regulation Section 1.1275-4(b)(4)(i), for
         the Securities is 8.68%, compounded semiannually;

(6)      (i) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying U.S. Treasury Regulation Section 1.1275-4(b)(4) to the Securities and (ii) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Securities; and

(7)      the projected payment schedule, as defined in U.S. Treasury Regulation Section 1.1275-4(b)(4)(ii) for the Securities is as
         set forth in Annex B hereto.

(8)      The exchange of the Liquid Yield Option Notes due 2021 (the "LYONs") for the Securities on October 24, 2006 does not constitute a significant modification of the LYONs for United States federal income tax purposes.

ARTICLE 5
                                                         SUCCESSOR CORPORATION

Section 5.01        When Company May Merge or Transfer Assets.

         The  Company  shall  not  consolidate  with or merge  with or into any  other  person  or  convey,  transfer  or lease  all or substantially all of its properties and assets as an entirety to any person, unless:

(a)      either  (1) the  Company shall be the  continuing  corporation  or (2) the  person (if other than the Company)  formed by such consolidation  or into  which the  Company  is merged or the  person  which  acquires  by  conveyance,  transfer  or lease the properties and assets of the Company  substantially as an entirety  (i) shall be a corporation  organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall  expressly  assume,  by an indenture supplemental hereto,  executed and delivered to the Trustee, in form reasonably  satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)      immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c)      the Company shall have  delivered to the Trustee an Officers'  Certificate  and an Opinion of Counsel,  each stating that such consolidation,  merger,  conveyance,  transfer or lease and, if a supplemental  indenture is required in connection  with such transaction,  such supplemental  indenture,  comply with this Article 5 and that all conditions  precedent herein provided for relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease,  assignment,  sale or otherwise) of the properties and assets of one or more  Subsidiaries  (other  than to the  Company or another  Subsidiary),  which,  if such  assets  were  owned by the  Company,  would constitute  all or  substantially  all of the  properties  and  assets of the  Company,  shall be deemed to be the  transfer  of all or substantially all of the properties and assets of the Company.

         The successor  person formed by such  consolidation  or into which the Company is merged or the successor person to which such conveyance,  transfer  or lease is made shall  succeed  to, and be  substituted  for,  and may  exercise  every right and power of, the
Company under this Indenture with the same effect as if such successor had been named as the Company  herein;  and  thereafter,  except in the case of a lease and any obligations the Company may have under a supplemental  indenture pursuant to Section 10.14,  the Company shall be discharged  from all  obligations  and  covenants  under this  Indenture  and the  Securities.  Subject to  Section 9.06,  the
Company,  the Trustee and the successor  person shall enter into a supplemental  indenture to evidence the succession and  substitution of such successor person and such discharge and release of the Company.

ARTICLE 6
                                                         DEFAULTS AND REMEDIES

Section 6.01        Events of Default.

         An "Event of Default" means the occurrence of any one of the following events:

(1)      the Company  defaults in the payment of the Principal  Amount at Maturity,  Issue Price plus Accrued  Original Issue Discount, cash due upon  conversion,  Redemption  Price and Purchase  Price on any Security when the same becomes due and payable at its
         Stated Maturity,  upon redemption,  upon declaration,  when due for purchase by the Company or otherwise,  whether or not such payment is prohibited by the provisions of this Indenture;

(2)      failure by the Company to pay any  Contingent  Cash Interest on any Security  when the same becomes due and payable,  and such failure continues  unremedied for a period of 30 or more days,  whether or not such payment is prohibited by the provisions of this Indenture;

(3)      failure of the Company to comply with any of its  agreements in the Notes or this  Indenture  (other than those referred to in clauses  (1) or (2) above) upon the receipt of notice of such  default  from the Trustee or from  Holders of not less than 25%
         in aggregate  Principal  Amount at Maturity of the  Securities  then  outstanding (a "Notice of Default") and such failure (or the failure to obtain a waiver thereof) continues uncured for 60 days after receipt by the Company of a Notice of Default;

(4)      (a) failure of the Company to make any payment by the end of any  applicable  grace period after maturity of Debt in an amount
         (taken together with amounts in (b) below) in excess of $25,000,000 and continuance of such failure,  or (b) the  acceleration of Debt in an amount in excess of  $25,000,000  because of a default  with  respect to such Debt without such Debt having been discharged or such acceleration having been cured,  waived,  rescinded or annulled,  in the case of (a) above, for a period of
         30 days after  receipt by the Company of a Notice of Default  from the Trustee or to the Company and Trustee  from the holders of not less than 25% in Aggregate  Principal Amount at Maturity of the Securities then outstanding,  provided,  however,  that if any such failure or acceleration  referred to in (a) or (b) above shall cease or be cured,  waived,  rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

(5)      the Company or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(A)      commences a voluntary case or proceeding;

(B)      consents to the entry of an order for relief against it in an involuntary  case or proceeding or the  commencement of any case against it;

(C)      consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)      makes a general assignment for the benefit of its creditors;

(E)      files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)      consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(6)      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)      is for relief against the Company or any  Significant  Subsidiary in an involuntary  case or  proceeding,  or adjudicates  the
                  Company or any Significant Subsidiary insolvent or bankrupt;

(B)      appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C)      orders the winding-up or liquidation of the Company or any Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 days.

         "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default  under  clause (3) or clause (4)  above is not an Event of Default  until the Trustee  notifies the Company,  or the
Holders of at least 25% in aggregate  Principal  Amount at Maturity of the  Securities at the time  outstanding  notify the Company and the Trustee,  of the Default and the Company does not cure such Default (and such Default is not waived)  within the time  specified in clause (3)  or clause (4) above after  actual  receipt of such  notice.  Any such notice must  specify the  Default,  demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee,  within 30 days after it becomes aware of the occurrence thereof,  written notice of any event  which  with the  giving of notice or the lapse of time,  or both,  would  become an Event of  Default  under  clause (3)  or clause (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02        Acceleration.

         If an Event of Default (other than an Event of Default specified in  Section 6.01(5)  or (6) in respect of the Company) occurs and is continuing,  the Trustee by Notice to the Company,  or the Holders of at least 25% in aggregate  Principal Amount at Maturity of the  Securities at the time  outstanding  by notice to the Company and the Trustee,  may declare the Issue Price plus Accrued  Original
Issue Discount,  accrued and unpaid Contingent Cash Interest,  if any, through the date of such  declaration,  on all the Securities to be immediately due and payable.  Upon such a declaration,  such Issue Price plus Accrued  Original Issue  Discount,  accrued and unpaid
Contingent Cash Interest,  if any, shall be due and payable  immediately.  If an Event of Default specified in  Section 6.01(4)  or (5)
occurs in respect of the  Company  and is  continuing,  the Issue  Price plus  Accrued  Original  Issue  Discount,  accrued  and unpaid
Contingent  Cash Interest,  if any, on all the Securities  shall become and be immediately  due and payable  without any declaration or other act on the part of the Trustee or any  Securityholders.  The Holders of a majority in aggregate  Principal  Amount at Maturity of the  Securities  at the time  outstanding,  by notice to the Trustee (and without  notice to any other  Securityholder)  may rescind an acceleration  and its  consequences  if the  rescission  would not conflict  with any judgment or decree and if all existing  Events of
Default have been cured or waived except  nonpayment of the Issue Price plus Accrued  Original  Issue  Discount plus accrued and unpaid
Contingent  Cash  Interest  that have  become  due solely as a result of  acceleration  and if all  amounts  due to the  Trustee  under
Section 7.07 have been paid.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03        Other Remedies.

         If an Event of Default  occurs and is  continuing,  the Trustee may pursue any available  remedy to collect the payment of the
Issue Price plus Accrued  Original  Issue  Discount,  accrued and unpaid  Contingent  Cash Interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding  even if the Trustee does not possess any of the  Securities  or does not produce any of the  Securities  in the  proceeding.  A delay or  omission  by the  Trustee or any  Securityholder  in  exercising  any right or remedy accruing  upon an Event of Default  shall not impair the right or remedy or  constitute a waiver of, or  acquiescence  in, the Event of
Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04        Waiver of Past Defaults.

         Subject to  Section 6.02,  the Holders of a majority in aggregate  Principal  Amount at Maturity of the Securities at the time outstanding,  by notice to the  Trustee  (and  without  notice to any other  Securityholder),  may waive an  existing  Default  and its consequences except (a) an Event of Default described in Section 6.01(1) or  Section 6.01(2),  a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each  Securityholder  affected or (b) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10.  When a Default is waived,  it is deemed cured,  but no such waiver shall  extend  to  any  subsequent  or  other  Default  or  impair  any  consequent  right.  This  Section 6.04  shall  be in  lieu  of
Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.05        Control by Majority.

         The Holders of a majority in aggregate  Principal  Amount at Maturity of the Securities at the time outstanding may direct the time,  method and place of  conducting  any  proceeding  for any remedy  available to the Trustee or of  exercising  any trust or power conferred on the Trustee.  However,  the Trustee may refuse to follow any direction  that  conflicts with law or this Indenture or that the Trustee  determines  in good faith is unduly  prejudicial  to the rights of other  Securityholders  or would involve the Trustee in
personal   liability  unless  the  Trustee  is  offered  indemnity   satisfactory  to  it.  This  Section 6.05  shall  be  in  lieu  of
Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.06        Limitation on Suits.

         A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)      the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)      the Holders of at least 25% in  aggregate  Principal  Amount at  Maturity of the  Securities  at the time  outstanding  make a written request to the Trustee to pursue the remedy;

(3)      such Holder or Holders offer to the Trustee security or indemnity  satisfactory to the Trustee against any loss,  liability or expense;

(4)      the Trustee does not comply with the request  within 60 days after  receipt of such  notice,  request and offer of security or indemnity; and

(5)      the Holders of a majority in aggregate  Principal  Amount at Maturity of the  Securities at the time  outstanding  do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder  may not use this Indenture to prejudice the rights of any other  Securityholder or to obtain a preference or priority over any other Securityholder.

Section 6.07        Rights of Holders to Receive Payment.

         Notwithstanding  any other provision of this Indenture,  the right of any Holder to receive payment of the Principal Amount at
Maturity,  Issue Price,  Accrued Original Issue Discount,  Redemption  Price,  Purchase Price and Contingent Cash Interest,  if any, in
respect of the  Securities  held by such Holder,  on or after the  respective  due dates  expressed in the Securities or any Redemption
Date,  and to convert the  Securities in accordance  with  Article 10,  or to bring suit for the  enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08        Collection Suit by Trustee.

         If an Event of Default  described in  Section 6.01(1)  or  Section 6.01(2)  occurs and is continuing,  the Trustee may recover judgment  in its own name and as trustee of an express  trust  against  the  Company  for the whole  amount  owing with  respect to the
Securities and the amounts provided for in Section 7.07.

Section 6.09        Trustee May File Proofs of Claim.

         In case of the pendency of any receivership,  insolvency, liquidation,  bankruptcy,  reorganization,  arrangement, adjustment, composition  or other  judicial  proceeding  relative to the Company or any other  obligor upon the  Securities  or the property of the
Company or of such other obligor or their  creditors,  the Trustee  (irrespective  of whether the Principal  Amount at Maturity,  Issue
Price,  Accrued  Original Issue Discount,  Redemption  Price,  Purchase Price and Contingent  Cash Interest,  if any, in respect of the
Securities  shall then be due and payable as therein  expressed or by declaration or otherwise and  irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such  amount)  shall be entitled and  empowered,  by  intervention  in such proceeding or otherwise,

(a)      to file and prove a claim for the whole amount of the  Principal  Amount at  Maturity,  Issue Price,  Accrued  Original  Issue
         Discount,  Redemption  Price,  Purchase Price or Contingent Cash Interest,  if any, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee  (including  any claim for the reasonable  compensation,  expenses,  disbursements  and advances of the Trustee,  its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b)      to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian,  receiver,  assignee,  trustee,  liquidator,  sequestrator  or similar  official in any such judicial  proceeding is hereby  authorized  by each Holder to make such  payments to the Trustee and, in the event that the Trustee shall consent to the making of  such  payments  directly  to the  Holders,  to pay  the  Trustee  any  amount  due it for the  reasonable  compensation,  expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

         Nothing herein  contained  shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of  reorganization,  arrangement,  adjustment or  composition  affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10        Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders  for amounts due and unpaid on the Securities for the Principal Amount at Maturity,  Issue
         Price,  Accrued Original Issue Discount,  Redemption Price,  Purchase Price and Contingent Cash Interest,  if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD:  the balance, if any, to the Company.

         The Trustee  may fix a record date and payment  date for any  payment to  Securityholders  pursuant to this  Section 6.10.  At least 15 days before such record date,  the Trustee shall mail to each  Securityholder  and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11        Undertaking for Costs.

         In any suit for the  enforcement  of any right or remedy  under this  Indenture  or in any suit  against  the  Trustee for any action  taken or omitted by it as Trustee,  a court in its  discretion  may require  the filing by any party  litigant  (other than the
Trustee) in the suit of an  undertaking to pay the costs of the suit,  and the court in its  discretion  may assess  reasonable  costs, including  reasonable  attorneys' fees and expenses,  against any party litigant in the suit,  having due regard to the merits and good faith of the claims or defenses made by the party  litigant.  This  Section 6.11  does not apply to a suit by the Trustee,  a suit by a
Holder pursuant to Section 6.07  or a suit by Holders of more than 25% in aggregate  Principal  Amount at Maturity of the Securities at
the time  outstanding.  This Section 6.11  shall be in lieu of  Section 315(e)  of the TIA and such  Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.12        Waiver of Stay, Extension or Usury Laws.

         The Company  covenants  (to the extent that it may lawfully do so) that it will not at any time insist upon,  or plead,  or in any  manner  whatsoever  claim or take the  benefit  or  advantage  of, any stay or  extension  law or any usury or other law  wherever enacted,  now or at any time  hereafter  in force,  which would  prohibit or forgive the Company  from paying all or any portion of the
Principal  Amount at Maturity,  Issue Price,  Accrued  Original Issue Discount,  Redemption  Price,  Purchase Price and Contingent Cash
Interest,  if any,  in respect of  Securities,  or any  interest  on such  amounts,  as  contemplated  herein,  or which may affect the covenants or the  performance of this  Indenture;  and the Company (to the extent that it may lawfully do so) hereby  expressly  waives all benefit or advantage  of any such law, and  covenants  that it will not hinder,  delay or impede the  execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
                                                                TRUSTEE

Section 7.01        Duties of Trustee.

(a)      If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this
Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)      Except during the continuance of an Event of Default:

(1)      the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2)      in the  absence of bad faith on its part,  the  Trustee  may  conclusively  rely,  as to the truth of the  statements  and the correctness of the opinions  expressed  therein,  upon certificates or opinions furnished to the Trustee and conforming to the requirements  of this  Indenture,  but in case of any  such  certificates  or  opinions  which  by any  provision  hereof  are specifically  required to be furnished to the Trustee,  the Trustee shall examine the  certificates  and opinions to determine whether or not they  conform to the  requirements  of this  Indenture,  but need not confirm or  investigate  the  accuracy of mathematical calculations or other facts stated therein.

This  Section 7.01(b)  shall be in lieu of  Section 315(a) of the TIA and such  Section 315(a)  is hereby expressly  excluded from this
Indenture, as permitted by the TIA.

(c)      The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)      this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(2)      the Trustee  shall not be liable for any error of judgment  made in good faith by a  Responsible  Officer  unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)      the  Trustee  shall not be liable  with  respect to any action it takes or omits to take in good  faith in  accordance  with a direction received by it pursuant to Section 6.05.

Subparagraphs  (c)(1),  (2) and (3) shall be in lieu of  Sections  315(d)(1),  315(d)(2)  and  315(d)(3)  of the TIA and such  Sections
315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d)      Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)      The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)      Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.
The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 7.02        Rights of Trustee.

         Subject to its duties and responsibilities  under the provisions of Section 7.01,  and, except as expressly excluded from this
Indenture pursuant to said Section 7.01, under the TIA:

(a)      the  Trustee  may  conclusively  rely and  shall be  protected  in acting  or  refraining  from  acting  upon any  resolution, certificate,  statement,  instrument,  opinion,  report, notice, request,  direction,  consent, order, bond, debenture,  note, other evidence of  indebtedness  or other paper or document  believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)      whenever in the  administration  of this  Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking,  suffering  or omitting any action  hereunder,  the Trustee  (unless  other  evidence be herein  specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

(c)      the Trustee  may  execute any of the trusts or powers  hereunder  or perform  any duties  hereunder  either  directly or by or through  agents or attorneys  and the Trustee  shall not be  responsible  for any  misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d)      the Trustee shall not be liable for any action taken,  suffered,  or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e)      the  Trustee  may  consult  with  counsel  selected  by it and any advice or Opinion  of  Counsel  shall be full and  complete authorization  and  protection  in respect of any action  taken or  suffered or omitted by it  hereunder  in good faith and in accordance with such advice or Opinion of Counsel;

(f)      the  Trustee  shall be under no  obligation  to exercise  any of the rights or powers  vested in it by this  Indenture  at the request,  order or direction of any of the Holders,  pursuant to the provisions of this  Indenture,  unless such Holders shall have offered to the Trustee  security or indemnity  satisfactory to it against the costs,  expenses and liabilities  which may be incurred therein or thereby;

(g)      any request or  direction of the Company  mentioned  herein shall be  sufficiently  evidenced by a Company  Request or Company
         Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

(h)      the Trustee shall not be bound to make any  investigation  into the facts or matters  stated in any  resolution,  certificate, statement,  instrument,  opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document,  but the Trustee,  in its discretion,  may make such further inquiry or investigation into such  facts or  matters  as it may see fit,  and,  if the  Trustee  shall  determine  to make  such  further  inquiry  or investigation,  it shall be entitled to examine the books,  records and  premises of the  Company,  personally  or by agent or attorney at the sole cost of the Company and shall incur no  liability or  additional  liability of any kind by reason of such inquiry or investigation;

(i)      the  Trustee  shall not be deemed to have  notice of any  Default  or Event of  Default  unless a  Responsible  Officer of the
         Trustee  has actual  knowledge  thereof or unless  written  notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)      the rights, privileges,  protections,  immunities and benefits given to the Trustee, including,  without limitation, its right to be  indemnified,  are extended to, and shall be  enforceable  by, the Trustee in each of its capacities  hereunder,  and to each agent, custodian and other Person employed to act hereunder; and

(k)      the Trustee may request that the Company  deliver an  Officers'  Certificate  setting  forth the names of  individuals  and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture,  which Officers'  Certificate may be signed by any person  authorized to sign an Officers'  Certificate,  including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03        Individual Rights of Trustee.

         The Trustee in its  individual  or any other  capacity may become the owner or pledgee of Securities  and may  otherwise  deal with  the  Company  or its  Affiliates  with the same  rights  it would  have if it were not  Trustee.  Any  Paying  Agent,  Registrar,
Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04        Trustee's Disclaimer.

         The Trustee  makes no  representation  as to the  validity or adequacy of this  Indenture or the  Securities,  it shall not be accountable  for the Company's use or application of the proceeds from the  Securities,  it shall not be responsible  for any statement in the  registration  statement for the  Securities  under the  Securities  Act or in the Indenture or the  Securities  (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 7.05        Notice of Defaults.

         If a Default  occurs and if it is known to the Trustee,  the Trustee shall give to each  Securityholder  notice of the Default within 90 days after it occurs  unless such Default  shall have been cured or waived  before the giving of such  notice.  Except in the case of a Default  described in  Section 6.01(1)  or 6.01(2),  the Trustee may withhold the notice if and so long as a committee of its
Responsible  Officers  in good  faith  determines  that  withholding  the notice is in the  interests  of  Securityholders.  The second sentence  of this  Section 7.05  shall be in lieu of the  proviso to  Section 315(b)  of the TIA and such  proviso is hereby  expressly excluded  from this  Indenture,  as  permitted  by the TIA. The Trustee  shall not be deemed to have  knowledge  of a Default  unless a
Responsible Officer of the Trustee has received written notice of such Default.

Section 7.06        Reports by Trustee to Holders.

         Within 60 days after each May 15 beginning  with the May 15 following  the date of this  Indenture,  the Trustee shall mail to each  Securityholder  a  brief  report  dated  as of  such  May  15  that  complies  with  TIA  Section 313(a),  if  required  by  such
Section 313(a).  The Trustee also shall comply with TIA Section 313(b).

         A copy of each  report  at the  time of its  mailing  to  Securityholders  shall be  filed  with  the SEC and each  securities exchange,  if any, on which the  Securities  are listed.  The Company  agrees to promptly  notify the Trustee  whenever the  Securities become listed on any securities exchange and of any delisting thereof.

Section 7.07        Compensation and Indemnity.

         The Company agrees:

(a)      to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b)      to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)      to indemnify the Trustee or any predecessor, Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim
(whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         To secure the Company's payment  obligations in this  Section 7.07,  the Holders shall have been deemed to have granted to the
Trustee a lien prior to the  Securities  on all money or property  held or collected  by the Trustee,  except that held in trust to pay the Principal Amount at Maturity,  Issue Price, Accrued Original Issue Discount,  Redemption Price,  Purchase Price and Contingent Cash
Interest, if any, as the case may be, on particular Securities.

         The  Company's  payment  obligations  pursuant to this  Section 7.07  shall  survive the  discharge of this  Indenture and the resignation  or  removal  of  the  Trustee.  When  the  Trustee  incurs  expenses  after  the  occurrence  of a  Default  specified  in
Section 6.01(4) or (5), the expenses including the reasonable charges and expenses of its counsel,  are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08        Replacement of Trustee.

         The Trustee may resign by so  notifying  the Company;  provided,  however,  no such  resignation  shall be  effective  until a successor  Trustee has  accepted  its  appointment  pursuant to this  Section 7.08.  The Holders of a majority in  aggregate  Principal
Amount at Maturity of the Securities at the time  outstanding  may remove the Trustee by so notifying the Trustee and the Company.  The
Company shall remove the Trustee if:

(1)      the Trustee fails to comply with Section 7.10;

(2)      the Trustee is adjudged bankrupt or insolvent;

(3)      a receiver or public officer takes charge of the Trustee or its property; or

(4)      the Trustee otherwise becomes incapable of acting.

         If the  Trustee  resigns or is removed or if a vacancy  exists in the office of Trustee  for any  reason,  the  Company  shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         A  successor  Trustee  shall  deliver a written  acceptance  of its  appointment  to the  retiring  Trustee and to the Company satisfactory  in form and  substance to the retiring  Trustee and the Company.  Thereupon  the  resignation  or removal of the retiring
Trustee  shall become  effective,  and the  successor  Trustee  shall have all the rights,  powers and duties of the Trustee under this
Indenture.  The  successor  Trustee shall mail a notice of its  succession  to  Securityholders.  The retiring  Trustee shall  promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor  Trustee does not take office  within 30 days after the retiring  Trustee  resigns or is removed,  the retiring
Trustee,  the Company or the Holders of a majority in aggregate  Principal Amount at Maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

         If the Trustee fails to comply with  Section 7.10,  any  Securityholder  may petition any court of competent  jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.09        Successor Trustee by Merger.

         If the Trustee  consolidates  with,  merges or converts  into,  or transfers  all or  substantially  all its  corporate  trust business or assets to, another  corporation,  the resulting,  surviving or transferee  corporation without any further act shall be the successor Trustee.

Section 7.10        Eligibility; Disqualification.

         The Trustee  shall at all times satisfy the  requirements  of TIA Sections  310(a)(1)  and 310(b).  The Trustee (or its parent holding  company) shall have a combined  capital and surplus of at least  $50,000,000 as set forth in its most recent  published annual report of condition.  Nothing herein  contained shall prevent the Trustee from filing with the Commission the  application  referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11        Preferential Collection of Claims Against Company.

         The Trustee  shall  comply with TIA  Section 311(a),  excluding  any creditor  relationship  listed in TIA  Section 311(b).  A
Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8
                                                        DISCHARGE OF INDENTURE

Section 8.01        Discharge of Liability on Securities.

         When  (i) the  Company  delivers  to the Trustee all  outstanding  Securities  (other  than  Securities  replaced  pursuant to
Section 2.07)  for  cancellation  or (ii) all  outstanding  Securities  have become due and payable and the Company  deposits  with the
Trustee,  the Paying Agent or the Conversion  Agent,  as applicable,  cash or Common Stock (as applicable in accordance  with the terms hereof)  sufficient  to pay all  amounts  due and owing on all  outstanding  Securities  (other than  Securities  replaced  pursuant to
Section 2.07),  and if in either case the Company pays all other sums payable  hereunder by the  Company,  then this  Indenture  shall, subject to  Section 7.07,  cease to be of further  effect.  The  Trustee  shall join in the  execution  of a document  prepared  by the
Company  acknowledging  satisfaction and discharge of this Indenture on demand of the Company  accompanied by an Officers'  Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 8.02        Repayment to the Company.

         The Trustee and the Paying Agent shall return to the Company upon  written  request any money or  securities  held by them for the payment of any amount with  respect to the  Securities  that  remains  unclaimed  for two years,  subject to  applicable  unclaimed property  law.  After  return to the  Company,  Holders  entitled  to the money or  securities  must look to the Company for payment as general  creditors  unless an applicable  abandoned  property law designates  another person and the Trustee and the Paying Agent shall have no further liability to the  Securityholders  with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 9
                                                              AMENDMENTS

Section 9.01        Without Consent of Holders.

         The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

(1)      to cure any  ambiguity,  omission,  defect or  inconsistency;  provided,  however,  that such  amendment  does not  materially adversely affect the rights of any Securityholder;

(2)      to comply with Article 5 or Section 10.14;

(3)      to secure the Company's obligations under the Securities and this Indenture;

(4)      to add to the Company's  covenants for the benefit of the  Securityholders  or to surrender any right or power  conferred upon the Company;

(5)      to make any  change to  comply  with the TIA,  or any  amendment  thereto,  or to comply  with any  requirement  of the SEC in connection with the qualification of the Indenture under the TIA; or

(6)      to make any change  that does not  adversely  affect the rights of any  Holders,  provided  that any  changes  made  solely to conform the Indenture or the Securities to the  "Description  of the New Notes" section of the Prospectus  shall not be deemed to adversely affect the rights of any Holders.

Section 9.02        With Consent of Holders.

         With the written  consent of the Holders of at least a majority in aggregate  Principal  Amount at Maturity of the  Securities at the time  outstanding,  the Company and the Trustee may amend this  Indenture  or the  Securities.  However,  without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

(1)      change the provisions of this Indenture that relate to modifying or amending this Indenture;

(2)      make any change in the manner of calculation or rate of accrual of Original Issue  Discount,  make any change in the manner of calculation or rate of accrual of, or that adversely affects the right to receive,  Contingent Cash Interest,  reduce the rate of  interest  referred to in  paragraph 1  of the  Securities,  or extend the time for  payment of  Original  Issue  Discount,
         Contingent Cash Interest or interest, if any, on any Security;

(3)      reduce the Principal  Amount at Maturity,  the Issue Price,  Accrued  Original Issue Discount or Contingent Cash Interest,  if
         any, on, or change the Stated Maturity of, any Security;

(4)      reduce the Redemption Price or Purchase Price of any Security;

(5)      make any Security payable in money or securities other than that stated in the Security;

(6)      make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage set forth therein;

(7)      make any change that adversely affects the right to convert any Security;

(8)      make any change that  adversely  affects the right to require the Company to purchase the  Securities in  accordance  with the terms thereof and this Indenture;

(9)      impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities;

(10)     reduce the amount of principal payable upon acceleration of maturity of the Securities following a Default.

         It shall not be  necessary  for the consent of the Holders  under this  Section 9.02  to approve  the  particular  form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an  amendment  under this  Section 9.02  becomes  effective,  the  Company  shall mail to each  Holder a notice  briefly describing the amendment.

Section 9.03        Compliance with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04        Revocation and Effect of Consents, Waivers and Actions.

         Until an  amendment,  waiver or other  action by  Holders  becomes  effective,  a consent  thereto  by a Holder of a  Security hereunder  is a  continuing  consent  by the Holder and every  subsequent  Holder of that  Security  or  portion of the  Security  that evidences the same obligation as the consenting  Holder's  Security,  even if notation of the amendment,  waiver or other action is not made on the  Security.  However,  any such Holder or subsequent  Holder may revoke the consent as to such Holder's  Security or portion of the Security if the Trustee  receives the notice of revocation  before the date as of which the amendment,  waiver or action is made effective.  After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 9.05        Notation on or Exchange of Securities.

         Securities  authenticated  and delivered after the execution of any supplemental  indenture  pursuant to this Article may, and shall if required by the Trustee,  bear a notation in form approved by the Trustee as to any matter  provided for in such  supplemental indenture.  If the Company shall so determine,  new Securities so modified as to conform, in the opinion of the Board of Directors,  to any such  supplemental  indenture  may be  prepared  and  executed by the Company and  authenticated  and  delivered  by the Trustee in exchange for outstanding Securities.

Section 9.06        Trustee to Sign Supplemental Indentures.

         The Trustee shall sign any supplemental  indenture  authorized  pursuant to this Article 9 if the amendment  contained therein does not adversely  affect the rights,  duties,  liabilities  or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such  supplemental  indenture.  In signing such supplemental  indenture the Trustee shall receive,  and (subject to the provisions of  Section 7.01)  shall be fully  protected in relying  upon,  in addition to the documents  required by  Section 14.04,  an Officers'
Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07        Effect of Supplemental Indentures.

         Upon the  execution  of any  supplemental  indenture  under this  Article,  this  Indenture  shall be modified  in  accordance therewith,  and such  supplemental  indenture  shall form a part of this  Indenture  for all  purposes;  and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
                                                              CONVERSION

Section 10.01       Conversion Privilege.

         A Holder of a Security may convert such Security into cash and shares of Common Stock in accordance  with  paragraph 9  of the
Securities,  subject to the  provisions of this  Article 10.  Subject to the method of  settlement  as set forth herein,  the number of shares of Common Stock  issuable upon  conversion of a Security per $1,000 of Principal  Amount at Maturity  thereof (the  "Conversion
Rate") shall be that set forth in paragraph 9 in the Securities,  subject to adjustment as herein set forth.  The Company shall satisfy in cash its obligation with respect to the Accreted  Principal Amount of the Securities to be converted,  with the remaining amount, if any, to be satisfied  in shares of Common  Stock,  in each case as set forth below.  The  settlement  amount for each $1,000  Principal
Amount at Maturity of the Securities shall be computed as follows:

(i)      a cash amount equal to the lesser of (i) the aggregate Accreted Principal Amount of the Securities to be converted on the
         Conversion Date and (ii) the Conversion Value of the Securities to be converted; and

(ii)     if the Conversion Value exceeds the aggregate Accreted Principal Amount of the Securities to be converted, a number of shares of Common Stock equal to the greater of (i) zero and (ii) the sum of, for each trading day of the Cash Settlement
         Averaging Period, the quotient of (A) 10% of the difference between (1) the product of the Conversion Rate then in effect and the Sale Price of the Common Stock for such day and (2) the Accreted Principal Amount of the Securities on the
         Conversion Date, divided by (B) the Sale Price of the Common Stock for such day.

         A Holder may  convert a portion of the  Principal  Amount at  Maturity  of a Security  if the portion is $1,000 or an integral multiple of $1,000.  Provisions of this  Indenture  that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         In the event that the Ex-Dividend Time (or in the case of a subdivision,  combination or reclassification,  the effective date with respect thereto) with respect to a dividend, subdivision,  combination or reclassification to which Section 10.06(1),  (2), (3) or
(5) applies occurs during the Cash Settlement  Averaging Period,  Sale Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend,  subdivision,  combination or  reclassification  on the Sale Price of the Common Stock during such period.

         If one or more  conditions  to the  conversion  of the  Securities  as set forth in  paragraph 9 of the  Securities  have been satisfied,  the Company shall promptly notify the Holders and use its reasonable  best efforts to post this  information on its website or otherwise publicly disclose this information.

Section 10.02       Conversion Procedure.

         To convert a Security,  a Holder must satisfy the requirements in paragraph 9 of the Securities.  The date on which the Holder satisfies all those  requirements  is the conversion date (the  "Conversion  Date").  The Conversion  Agent shall notify the Company of the  Conversion  Date within one Business Day of the Conversion  Date. The Company shall deliver to the Holder,  through the Conversion
Agent,  on the third  trading day  following  the final trading day of the relevant  Cash  Settlement  Averaging  Period,  cash and, if applicable,  a  certificate  for the  number of full  shares of  Common  Stock  issuable  upon the  conversion  and cash in lieu of any fractional  share  determined  pursuant  to  Section 10.03.  The  Person in whose  name the  certificate  representing  such  shares is registered  shall be treated as a stockholder of record on and after the Conversion  Date;  provided,  however,  that no surrender of a
Security on any date when the stock  transfer  books of the Company  shall be closed  shall be effective  to  constitute  the person or persons  entitled to receive the shares of Common Stock upon such  conversion  as the record holder or holders of such shares of Common
Stock on such date,  but such  surrender  shall be effective  to  constitute  the person or persons  entitled to receive such shares of
Common  Stock as the record  holder or holders  thereof for all purposes at the close of business on the next  succeeding  day on which such stock  transfer books are open;  such  conversion  shall be at the Conversion  Rate in effect on the date that such Security shall have been  surrendered  for  conversion,  as if the stock  transfer  books of the Company had not been  closed.  Upon  conversion  of a
Security, such person shall no longer be a Holder of such Security.

         No payment or  adjustment  will be made for accrued  interest or  dividends  on, or other  distributions  with respect to, any
Common Stock except as provided in this  Article 10.  On conversion of a Security,  (i) that portion of Accrued Original Issue Discount attributable to the period from  September 11,  2006 to, but excluding,  the Conversion Date, (ii) original issue discount,  as imputed for United  States  federal  income tax purposes  pursuant to  Section 1.1275-4(b)  of the Treasury  Regulations  and (iii)  (except as provided  below) that portion of accrued  Contingent  Cash Interest  attributable  to the period from the last Contingent Cash Interest
Payment Date (or  September 11,  2006, if such date has not occurred)  ("Contingent  Cash Interest  Payment Date") to but excluding the
Conversion Date with respect to the converted  Security shall not be cancelled,  extinguished or forfeited,  but rather shall be deemed to be paid in full to the Holder  thereof  through  delivery of the Common Stock  (together  with the cash payment,  if any, in lieu of fractional  shares) in exchange for the Security being converted  pursuant to the provisions  hereof; and the fair market value of such shares of Common Stock  (together  with any such cash payment in lieu of fractional  shares) shall be treated as delivered pro rata, to the extent  thereof,  first in exchange for (i) Accrued  Original Issue Discount to, but excluding the Conversion  Date,  (ii) original issue discount,  as imputed for United States federal income tax purposes pursuant to  Section 1.1275-4(b)  of the Treasury Regulations
and (iii) accrued  Contingent Cash Interest to, but excluding,  the Conversion  Date, and the balance,  if any, of such cash and/or the fair  market  value of such  Common  Stock  (together  with any such cash  payment in lieu of  fractional  shares)  shall be treated as delivered in exchange for the Issue Price of the Security  being  converted  pursuant to the  provisions  hereof.  Notwithstanding  the foregoing,  accrued but unpaid  Contingent Cash Interest will be payable upon conversion of Securities made  concurrently with or after acceleration of Securities following an Event of Default.

         If the Holder  converts  more than one  Security  at the same time,  the cash and  number of shares of Common  Stock,  if any, issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

         A Security  surrendered  for  conversion  by a Holder  during the period from the close of business on any Common Stock Record
Date to the opening of business on the next  Contingent  Cash Interest  Payment Date must be  accompanied by payment of an amount equal to the Contingent  Cash Interest that the Holder is to receive on the Securities  surrendered  for  conversion,  unless the Company has provided such Holder with a notice of redemption with respect to such  Securities  pursuant to  Section 3.03  herein,  in which case no such payment shall be made.

         If the last day on which a  Security  may be  converted  is a Legal  Holiday,  the  Security  may be  surrendered  on the next succeeding day that is not a Legal Holiday.

         Upon  surrender of a Security that is converted in part,  the Company shall execute,  and the Trustee shall  authenticate  and deliver to the Holder, a new Security in an authorized  denomination  equal in Principal Amount at Maturity to the unconverted  portion of the Security surrendered.

Section 10.03       Fractional Shares.

         The Company  will not issue a  fractional  share of Common  Stock upon  conversion  of a Security.  Instead,  the Company will deliver  cash for the  current  market  value of the  fractional  share.  The  current  market  value of a  fractional  share  shall be determined,  to the nearest  1/1,000th of a share,  by multiplying the Sale Price of the Common Stock, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

Section 10.04       Taxes on Conversion.

         If a Holder  converts a Security,  the Company  shall pay any  documentary,  stamp or similar issue or transfer tax due on the issue of shares of Common  Stock,  if any,  upon the  conversion.  However,  the Holder shall pay any such tax which is due because the
Holder  requests  the  shares to be issued in a name other than the  Holder's  name.  The  Conversion  Agent may refuse to deliver  the certificates  representing  the Common Stock being issued in a name other than the Holder's name until the Conversion  Agent receives a sum  sufficient  to pay any tax which will be due because the shares are to be issued in a name other than the Holder's  name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.05       Company to Provide Stock.

         The Company  shall,  prior to issuance of any  Securities  under this  Article 10,  and from time to time as may be necessary, reserve out of its authorized but unissued  Common Stock a sufficient  number of shares of Common Stock to permit the conversion of the
Securities.

         All shares of Common Stock  delivered  upon  conversion of the  Securities  shall be newly issued  shares or treasury  shares, shall be duly and validly  issued and fully paid and  nonassessable  and shall be free from  preemptive  rights and free of any lien or adverse claim.

         The Company will endeavor  promptly to comply with all federal and state  securities laws regulating the offer and delivery of shares of Common  Stock upon  conversion  of  Securities,  if any, and will list or cause to have quoted such shares of Common Stock on each national  securities exchange or in the  over-the-counter  market or such other market on which the Common Stock is then listed or quoted.

Section 10.06       Adjustment for Change in Capital Stock.

         If, after the Issue Date of the Securities, the Company:

(1)      pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(2)      subdivides its outstanding shares of Common Stock into a greater number of shares;

(3)      combines its outstanding shares of Common Stock into a smaller number of shares;

(4)      pays a dividend or makes a  distribution  on its Common  Stock in shares of its  Capital  Stock  (other  than Common  Stock or rights, warrants or options for its Capital Stock); or

(5)      issues by  reclassification  of its Common Stock any shares of its Capital  Stock (other than rights,  warrants or options for its Capital Stock),

then the conversion  privilege and the Conversion Rate in effect  immediately prior to such action shall be adjusted so that the Holder of a Security  thereafter  converted  may receive the number of shares of Capital  Stock of the  Company  which such Holder  would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

         The  adjustment  shall  become  effective  immediately  after the record  date in the case of a dividend or  distribution  and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an  adjustment a Holder of a Security upon  conversion of such Security may receive  shares of two or more classes of
Capital Stock of the Company,  the  Conversion  Rate shall  thereafter be subject to adjustment  upon the occurrence of an action taken with respect to any such class of Capital  Stock as is  contemplated  by this  Article 10  with respect to the Common  Stock,  on terms comparable to those applicable to Common Stock in this Article 10.

Section 10.07       Adjustment for Rights Issue.

         If after the Issue Date of the  Securities,  the Company  distributes  any  rights,  warrants or options to all holders of its
Common Stock entitling them, for a period  expiring within 60 days after the record date for such  distribution,  to purchase shares of
Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of  Determination,  the  Conversion  Rate
shall be adjusted in accordance with the formula:

                                    R'  =  R  x        (O + N)
                                                   _______________

                                                    O + (N x P)/M

         where:

         R' =  the adjusted Conversion Rate.

         R  =  the current Conversion Rate.

         O  =  the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.07 is being applied.

         N  =  the number of additional shares of Common Stock offered pursuant to the distribution.

         P  =  the offering price per share of the additional shares.

         M = the  Average  Sale  Price,  minus,  in the  case of  (i) a  distribution  to  which  Section 10.06(4)  applies  or  (ii) a distribution to which  Section 10.08  applies,  for which, in each case,  (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07  applies and (y) the  Ex-Dividend Time shall occur on or after the date of the Time of Determination  for the  distribution to which this  Section 10.07  applies,  the fair market value (on the record date for the distribution to which this Section 10.07 applies) of the:

(1)      Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution; and

(2)      assets of the  Company  or Debt  securities  or any  rights,  warrants  or  options  to  purchase  securities  of the  Company distributed in respect of each share of Common Stock in such Section 10.08 distribution.

         The Board of Directors shall determine fair market values for the purposes of this Section 10.07.

         "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of

(i)      30  consecutive  trading  days ending on the last full  trading  day prior to the Time of  Determination  with  respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

(ii)     the period  (x) commencing on the date next succeeding the first public  announcement of (a) the issuance of rights,  warrants or  options or (b) the  distribution,  in each case,  in  respect  of which the  Average  Sale Price is being  calculated  and
         (y) proceeding  through the last full trading day prior to the Time of Determination  with respect to the rights,  warrants or options or  distribution  in respect of which the Average Sale Price is being  calculated  (excluding days within such period, if any, which are not trading days), or

(iii)    the period,  if any,  (x) commencing  on the date next  succeeding  the  Ex-Dividend  Time with respect to the next  preceding
         (a) issuance  of rights,  warrants or options or  (b) distribution,  in each case,  for which an adjustment is required by the provisions  of  Section 10.06(4),  10.07 or 10.08 and  (y) proceeding  through the last full  trading day prior to the Time of
         Determination  with respect to the rights,  warrants or options or  distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

In the event that the  Ex-Dividend  Time (or in the case of a  subdivision,  combination or  reclassification,  the effective date with respect thereto) with respect to a dividend,  subdivision,  combination or reclassification to which Section 10.06(1),  (2), (3) or (5)
applies occurs during the period  applicable for calculating  Average Sale Price pursuant to the definition in the preceding  sentence,
Average Sale Price shall be calculated  for such period in a manner  determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

         "Time of Determination"  means the time and date of the earlier of (i) the  determination of stockholders  entitled to receive rights,  warrants or options or a distribution,  in each case, to which Section 10.07 or 10.08 applies and (ii) the time ("Ex-Dividend
Time") immediately prior to the commencement of "ex-dividend"  trading for such rights,  warrants or options or distribution on the New
York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

         The adjustment  shall become effective  immediately  after the record date for the  determination of shareholders  entitled to receive the rights,  warrants or options to which this  Section 10.07  applies.  If all of the shares of Common  Stock  subject to such rights,  warrants  or options  have not been issued  when such  rights,  warrants or options  expire,  then the  Conversion  Rate shall promptly be  readjusted  to the  Conversion  Rate which would then be in effect had the  adjustment  upon the  issuance of such rights, warrants or options  been made on the basis of the actual  number of shares of Common  Stock  issued upon the  exercise of such rights, warrants or options.

         No adjustment  shall be made under this  Section 10.07  if the  application of the formula stated above in this  Section 10.07 would result in a value of R' that is equal to or less than the value of R.

Section 10.08       Adjustment for Other Distributions.

(a)      If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets excluding distributions of Capital Stock or equity interests referred to in Section 10.08(b), or evidences of indebtedness of the
Company or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding
(x) distributions of Capital Stock referred to in Section 10.06 and distributions of rights, warrants or options referred to in
Section 10.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company, unless such cash dividends or other cash distributions are
Extraordinary Cash Dividends (as defined below)) (except for the above restrictions, "Regular Cash Dividends") the Conversion Rate shall be adjusted, subject to the provisions of Section 10.08(c), in accordance with the formula:

                           R'  =  R  x  M
                                 __________

                                   M - F

where:

         R' =  the adjusted Conversion Rate.

         R  =  the current Conversion Rate.

         M = the Average  Sale Price,  minus,  in the case of a  distribution  to which  Section 10.06(4)  applies,  for which  (i) the record date shall occur on or before the record date for the distribution to which this  Section 10.08(a)  applies and
                 (ii) the  Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this  Section 10.08(a)  applies,  the fair  market  value  (on the  record  date for the  distribution  to which  this
                 Section 10.08(a)  applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution.

         F = the fair market  value (on the record date for the  distribution  to which this  Section 10.08(a)  applies) of the assets, securities,  rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this  Section 10.08(a) is being applied (including,  in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                The Board of Directors shall determine fair market values for the purposes of this Section 10.08(a).

         The adjustment  shall become effective  immediately  after the record date for the  determination of shareholders  entitled to receive the distribution to which this Section 10.08(a) applies.

         No  adjustment  shall  be  made  under  this  Section 10.08(a)  if the  application  of  the  formula  stated  above  in  this
Section 10.08(a) would result in a value of R' that is equal to or less than the value of R.

         For purposes of this  Section 10.08(a),  the term  "Extraordinary  Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which,  together with the aggregate  amount of cash dividends on the Common Stock to be aggregated  with such cash dividend in  accordance  with the  provisions of this  paragraph,  equals or exceeds the  threshold  percentage  set forth in item (i) below.  For purposes of item (i)  below,  the  "Measurement  Period" with respect to a cash dividend on the Common Stock shall mean the 365  consecutive  day period  ending on the date prior to the  Ex-Dividend  Time with respect to such cash  dividend,  and the
"Relevant  Cash  Dividends"  with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with
Ex-Dividend Times occurring in the Measurement Period.

(i)      If, upon the date prior to the Ex-Dividend  Time with respect to a cash dividend on the Common Stock,  the aggregate amount of such cash dividend  together with the amounts of all Relevant  Cash  Dividends  equals or exceeds on a per share basis the sum of (a) 5% of the Sale Price of the Common  Stock on the last trading day  preceding  the date of  declaration  by the Board of
         Directors of the cash dividend or  distribution  with respect to which this provision is being applied,  and (b) the  quotient of the amount of any Contingent  Cash Interest paid on a Security  during the  Ex-Dividend  Measurement  Period and divided by the Conversion Rate in effect on the relevant  Contingent  Interest  Payment Date,  then such cash dividend  together with all
         Relevant Cash  Dividends,  shall be deemed to be an  Extraordinary  Cash Dividend and for purposes of applying the formula set forth  above in this  Section 10.08(a),  the value of "F" shall be equal to  (y) the  aggregate  amount of such cash  dividend together with the amount of all Relevant Cash  Dividends,  minus (z) the  aggregate  amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 10.08(a).

         In making the  determinations  required  by item (i)  above,  the amount of cash  dividends  paid on a per share basis and the amount of any Relevant Cash Dividends  specified in item (i) above, shall be appropriately  adjusted to reflect the occurrence during such period of any event described in Section 10.06.

(b)      If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common
Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

                           R'  =  R x   (1 + F/M)

where:

         R' = the adjusted Conversion Rate.

         R  = the current Conversion Rate.

         M = the average of the  Post-Distribution  Prices of the Common Stock for the 10 trading days  commencing on and including the fifth trading day after the date on which  "ex-dividend  trading"  commences for such dividend or distribution on the principal  United
States exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

         F = the  fair  market  value of the  securities  distributed  in  respect  of each  share  of  Common  Stock  for  which  this
Section 10.08(b)  is being applied shall mean the number of securities  distributed in respect of each share of Common Stock multiplied by the average of the  Post-Distribution  Prices of those  securities  distributed  for the 10 trading days commencing on and including the fifth trading day after the Ex-Dividend Date.

(c)      "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price
(or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital
Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or
by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the
Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the
National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated.   In the
absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations, which reflect the post-distribution value of the Capital Stock or equity interests, as it considers appropriate.

Section 10.09       When Adjustment May Be Deferred.

         No adjustment in the Conversion  Rate need be made unless the adjustment  would require an increase or decrease of at least 1%
in the  Conversion  Rate.  Any  adjustments  that are not made  shall be carried  forward  and taken  into  account  in any  subsequent adjustment.

         All calculations  under this Article 10 shall be made to the nearest cent or to the nearest  1/1,000th of a share, as the case may be (with one-half of a cent and 5/10,000ths of a share being rounded upward).

Section 10.10       When No Adjustment Required.

         No adjustment need be made for a transaction  referred to in Section 10.06,  10.07,  10.08,  10.14 or 10.19 if Securityholders
are to participate in the  transaction on a basis and with notice that the Board of Directors  determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.  Such  participation by  Securityholders may include  participation upon conversion  provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

         No adjustment  need be made for rights to purchase  Common Stock pursuant to a Company plan for  reinvestment  of dividends or interest.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         The Company is not required to make an adjustment until adjustments greater 1% have occurred.

         To the extent the Securities become  convertible  pursuant to this Article 10 into cash, no adjustment need be made thereafter as to the cash.  Interest  will not accrue on the cash.  The  Conversion  Rate shall not be  adjusted  for any Accrued  Original  Issue
Discount or Contingent Cash Interest.

Section 10.11       Notice of Adjustment.

         Whenever the Conversion Rate is adjusted,  the Company shall promptly mail to  Securityholders  a notice of the adjustment and use its reasonable best efforts to post this information on its website or otherwise  publicly disclose this  information.  The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's  independent  public  accountants briefly stating the facts requiring the adjustment and the manner of computing it. The  certificate  shall be conclusive  evidence that the  adjustment is correct.  Neither the Trustee nor any  Conversion  Agent shall be under any duty or  responsibility  with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 10.12       Voluntary Increase.

         The  Company  from  time to time may  increase  the  Conversion  Rate by any  amount  for any  period  of time.  Whenever  the
Conversion Rate is increased,  the Company shall mail to  Securityholders  and file with the Trustee and the Conversion  Agent a notice of the increase.  The Company shall mail the notice at least 15 days before the date the increased  Conversion  Rate takes effect.  The notice shall state the increased Conversion Rate and the period it will be in effect.

         A voluntary  increase of the Conversion  Rate does not change or adjust the  Conversion  Rate otherwise in effect for purposes of Section 10.06, 10.07 or 10.08.

Section 10.13       Notice of Certain Transactions.

         If:

(1)      the Company  takes any action that would  require an adjustment in the  Conversion  Rate pursuant to  Section 10.06,  10.07 or
         10.08 (unless no adjustment is to occur pursuant to Section 10.10); or

(2)      the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

(3)      there is a liquidation or dissolution of the Company;

then the Company  shall mail to  Securityholders  and file with the  Trustee and the  Conversion  Agent a notice  stating the  proposed record  date  for a  dividend  or  distribution  or the  proposed  effective  date  of a  subdivision,  combination,  reclassification, consolidation,  merger,  binding share exchange,  transfer,  liquidation or dissolution.  The Company shall file and mail the notice at least 20 days  before  such  date.  Failure  to file or mail the  notice or any  defect  in it shall not  affect  the  validity  of the transaction.

Section 10.14       Reorganization of Company; Special Distributions.

(a)      If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes the outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture.  If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

         The  supplemental  indenture  shall  provide  that the  Holder  of a  Security  may  convert  it into the kind and  amount  of securities,  cash or other assets which such Holder would have received  immediately  after the  consolidation,  merger,  binding share exchange or transfer if such Holder had converted the Security  immediately  before the effective date of the transaction into a number of shares of Common Stock equal to the then applicable Conversion Rate, subject to adjustment as set forth in Section 10.14(b).

(b)      If the Company is a party to a consolidation, merger or a sale of all or substantially all of our assets in which it is not the continuing corporation, or the Company is a party to a merger or binding share exchange which reclassifies or changes the outstanding Common Stock, the right to convert each $1,000 Principal Amount at Maturity of Securities shall be changed into a right to convert such Securities into the securities, cash or other assets (the "Reference Property") that the Holder would have received if the Holder had converted each $1,000 Principal Amount at Maturity of Securities immediately before the effective date of the transaction into a number of shares of Common Stock equal to the then applicable Conversion Rate; provided, however, that at and after the effective time of the transaction, (i) the cash portion of the payment upon conversion will continue to be payable in cash
(instead of Reference Property) and (ii) the Conversion Value will be calculated based on the Sale Prices of the Reference Property during the Cash Settlement Averaging Period in lieu of the Common Stock.  In determining the amount of Reference Property to be received by the Holder in connection with a consolidation, merger, sale or binding share exchange in which the Company's shareholders may elect the form of consideration, the Holders will be assumed to have elected to receive the same consideration elected by a majority of the holders of the Common Stock.

(c)      The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10.  The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

(d)      If this Section applies, neither Section 10.06 nor 10.07 applies.

(e)      If the Company makes a distribution to all holders of its Common Stock of any of its assets, or Debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of Section 10.09, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08(a), then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the cash and shares of Common Stock, if any, into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution into a number of shares of Common Stock equal to the then applicable Conversion Rate.

Section 10.15       Company Determination Final.

         Any  determination  that the Company or the Board of Directors  must make  pursuant to  Section 10.03,  10.06,  10.07,  10.08,
10.09, 10.10, 10.14 or 10.17 is conclusive.

Section 10.16       Trustee's Adjustment Disclaimer.

         The Trustee has no duty to determine when an adjustment  under this  Article 10  should be made, how it should be made or what it should be. The Trustee has no duty to  determine  whether a  supplemental  indenture  under  Section 10.14  need be entered  into or whether  any  provisions  of any  supplemental  indenture  are  correct.  The  Trustee  shall  not be  accountable  for  and  makes  no representation  as to the validity or value of any  securities or assets issued upon  conversion of  Securities.  The Trustee shall not be responsible for the Company's  failure to comply with this  Article 10.  Each Conversion  Agent shall have the same protection under this Section 10.16 as the Trustee.

Section 10.17       Simultaneous Adjustments.

         In the event that this  Article 10 requires  adjustments  to the  Conversion  Rate under more than one of  Sections  10.06(4),
10.07 or 10.08,  and the record dates for the  distributions  giving rise to such  adjustments  shall occur on the same date, then such adjustments shall be made by applying,  first, the provisions of  Section 10.06,  second,  the provisions of Section 10.08  and, third, the provisions of Section 10.07.

Section 10.18       Successive Adjustments.

         After an adjustment to the Conversion Rate under this  Article 10,  any subsequent  event  requiring an adjustment  under this
Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.19       Rights Issued in Respect of Common Stock Issued Upon Conversion.

         Each share of Common Stock issued upon conversion of Securities  pursuant to this Article 10  shall be entitled to receive the appropriate number of rights ("Rights"),  if any, and the certificates  representing the Common Stock issued upon such conversion shall bear such legends,  if any, in each case as may be provided by the terms of any shareholder  rights  agreement  adopted by the Company, as the same may be amended from time to time (in each case, a "Rights  Agreement").  Provided that such Rights Agreement  requires that each share of Common  Stock  issued upon  conversion  of  Securities  at any time prior to the  distribution  of separate  certificates representing  the Rights be entitled to receive such Rights,  then,  notwithstanding  anything else to the contrary in this Article 10, there  shall not be any  adjustment  to the  conversion  privilege  or  Conversion  Rate as a result of the  issuance  of  Rights,  the distribution of separate  certificates  representing the Rights,  the exercise or redemption of such Rights in accordance with any such
Rights Agreement, or the termination or invalidation of such Rights.

ARTICLE 11
                                                             SUBORDINATION

Section 11.01       Securities Subordinate to Senior Indebtedness.

         The Company covenants and agrees,  and each Holder of a Security,  by his acceptance  thereof,  likewise covenants and agrees, that, to the extent and in the manner  hereinafter set forth in this  Article 11,  the  indebtedness  represented by the Securities and the payment of the Principal Amount at Maturity,  Issue Price,  Accrued Original Issue Discount,  cash due upon conversion,  Redemption
Price,  Purchase Price and Contingent  Cash  Interest,  if any, in respect of each and all of the Securities are hereby  expressly made subordinate  and subject in right of payment to the prior payment in full of all Senior  Indebtedness  of the Company,  as the case may
be.

Section 11.02       Payment over of Proceeds upon Dissolution, Etc.

         Upon any distribution of assets of the Company in the event of:

(a)      any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its respective creditors, as such, or to its respective assets, or

(b)      any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

(c)      any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, or

(d)      any other event that would constitute an Event of Default specified in Section 6.01(5) or 6.01(6),

then, and in any such event, the holders of Senior Indebtedness shall be entitled to receive:

(1)      payment in full in cash of all  amounts  due or to become due on or in  respect  of all  Senior  Indebtedness  in cash or cash equivalents,  or provision  shall be made for such payment,  before the Holders of the  Securities are entitled to receive any payment on  account of the  Principal  Amount at  Maturity,  Issue  Price,  Accrued  Original  Issue  Discount,  cash due upon conversion, Redemption Price, Purchase Price and Contingent Cash Interest, if any, in respect of the Securities, and

(2)      any  payment or  distribution  of any kind or  character,  whether in cash,  property or  securities,  which may be payable or deliverable  in respect of the  Securities  in any such case,  proceeding,  dissolution,  liquidation  or other  winding-up or event,  including any such payment or  distribution  which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities.

         In the event that,  notwithstanding the foregoing  provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character,  whether in cash,  property or securities, including any such payment or  distribution  which may be payable or deliverable by reason of the payment of any other  indebtedness of the Company being  subordinated  to the payment of the  Securities,  before all Senior  Indebtedness is paid in full in cash or payment thereof  provided  for, and if such fact shall,  at or prior to the time of such payment or  distribution,  have been made known to the
Trustee or, as the case may be, such  Holder,  then,  in such  event,  such  payment or  distribution  shall be paid over or  delivered forthwith to the trustee in bankruptcy,  receiver,  liquidating trustee,  Custodian,  assignee, agent or other Person making payment or distribution  of assets of the Company  for  application  to the payment of all Senior  Indebtedness  remaining  unpaid,  to the extent necessary to pay all Senior  Indebtedness  in full in cash or as payment  thereof is otherwise  provided for (as such phrase is defined below), after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         For purposes of this  Article 11  only,  the words "cash,  property or  securities"  shall not be deemed to include  shares of
Capital Stock of the Company,  as reorganized or readjusted,  or securities of the Company or any other  corporation  provided for by a plan or  reorganization  or readjustment the payment of which is subordinated,  at least to the extent provided in this Article 11 with respect to the Securities,  to the payment of all Senior  Indebtedness which may at the time be outstanding;  provided,  however,  that
(i) Senior  Indebtedness  is assumed by the new  corporation,  if any,  resulting from any such  reorganization  or  readjustment,  and
(ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders,  altered by such reorganization or readjustment.

         The  consolidation  or share  exchange  of the  Company  with,  or the  merger  of the  Company  into,  another  person or the liquidation  or  dissolution of the Company  following the  conveyance or transfer of its  properties  and assets  substantially  as an entirety  to another  person  upon the terms and  conditions  set forth in  Article 5  shall not be deemed a  dissolution,  winding-up, liquidation,  reorganization,  assignment for the benefit of creditors or marshalling of assets and  liabilities of the Company for the purposes  of this  Section if the person  formed by such  consolidation  or share  exchange  or into which the Company is merged or the person which acquires by conveyance or transfer such  properties  and assets of the Company,  as the case may be,  substantially  as an entirety, as the case may be, shall; as part of such consolidation,  share exchange,  merger,  conveyance or transfer,  comply with the conditions set forth in Article 5.

Section 11.03       Acceleration of Securities.

         In the event that any Securities  are declared due and payable before their Stated  Maturity  pursuant to  Section 6.02,  then and in such event the Company shall promptly notify holders of Senior  Indebtedness of such  acceleration.  The Company may not pay the
Securities  until  the  earlier  of  (i) 120  days  after the date of such  acceleration  or  (ii) the  payment  in full of all  Senior
Indebtedness or as payment thereof is otherwise  provided for (as such phrase is defined below),  and may thereafter pay the Securities if this Indenture permits the payment at that time.

         In the event that,  notwithstanding the foregoing,  (a) the Company shall make any payment to the Trustee or the Holder of any
Securities  prohibited by the  foregoing  provisions of this  Section 11.03,  and (b) with  respect to any payment made before 120 days after the date of such  acceleration,  if such  facts  shall,  at or prior to the time of such  payment,  have  been made  known to the
Trustee or, as the case may be, such Holder,  then and in such event such  payment  shall be paid over and  delivered  forthwith to the
Company by or on behalf of the person holding such payment for the benefit of the holders of Senior Indebtedness.

         The provisions of this Section 11.03 shall not apply to any payment with respect to which Section 11.04 would be applicable.

Section 11.04       Default on Senior Indebtedness.

         The Company may not make any payment of the Principal Amount at Maturity,  Issue Price, Accrued Original Issue Discount,  cash due upon  conversion,  Redemption  Price or Contingent  Cash  Interest,  if any, in respect of the Securities and may not pay cash with respect to the Purchase  Price of any Security  (other than for  fractional  shares) or otherwise  acquire any  Securities  for cash or property (except as set forth in this Indenture) if:

(1)      any payment  default on any Senior  Indebtedness  has  occurred  and is  continuing  beyond any  applicable  grace period with respect thereto; or

(2)      a default (other than a default referred to in the preceding  clause (1)) on any Senior  Indebtedness occurs and is continuing that  permits  holders of such  Senior  Indebtedness  to  accelerate  the  maturity  thereof and the default is the subject of judicial  proceedings or the Company  receives a notice of default  thereof from any person who may give such notice  pursuant to the instrument evidencing or document governing such Senior Indebtedness.

If the Company receives any such notice,  then a similar notice received within nine months thereafter  relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section 11.04.

         Notwithstanding the foregoing, the Company may resume payment on the Securities and may acquire Securities if and when:

(a)      the default referred to above is cured or waived as provided or permitted in accordance with the terms of the applicable
Senior Indebtedness; or

(b)      in the case of a default referred to in clause (2) of the preceding paragraph, 179 or more days pass after the receipt by the Company of the notice described in clause (2) above; and

this Indenture otherwise permits the payment or acquisition at that time; provided,  however,  that with respect to payments made after the 179-day period  referred to in clause (b) of this  Section 11.04,  the Trustee or the Holder of any  Securities  shall pay over and deliver  forthwith  to the Company for the benefit of the  holders of Senior  Indebtedness  any amounts  received by the Trustee or any such Holder to the extent  necessary to pay all holders of Senior  Indebtedness  in full in cash or otherwise  provide for such payment thereof (as such phrase is defined above).

         In the event that,  notwithstanding the foregoing,  (a) the Company shall make any payment to the Trustee or the Holder of any
Security prohibited by the foregoing  provisions of this Section,  and (b) with respect to any payment made after the expiration of the
179-day  period if such fact shall then have been made  known to the  Trustee  or, as the case may be,  such  Holder,  then and in such event such payment shall (to the extent  permitted by law) be paid over and  delivered  forthwith to the Company by or on behalf of the person holding such payment for the benefit of the holders of the Senior Indebtedness.

         The provisions of this Section shall not apply to any payment with respect to which Section 11.02 would be applicable.

Section 11.05       Payment Permitted if No Default.

         Nothing  contained in this  Article 11  or  elsewhere in this  Indenture or in any of the  Securities  shall  prevent  (a) the
Company at any time except during the pendency of any case, proceeding,  dissolution,  liquidation or other winding-up,  assignment for the benefit of creditors or other  marshalling  of assets and  liabilities  of the Company  referred to in  Section 11.02  or under the conditions  described  in  Section 11.03  or 11.04,  from making  payments at any time of Principal  Amount at  Maturity,  Issue Price,
Accrued Original Issue Discount,  cash due upon conversion,  Redemption Price,  Purchase Price or Contingent Cash Interest,  if any, as
the case may be, in respect of the  Securities  if the Trustee did not, at the time of such  application,  have actual  knowledge  that such payment  would have been  prohibited  by the  provisions of this  Article 11  or (b) the  application  by the Trustee of any money deposited  with it hereunder to payment of or on account of the  Principal  Amount at Maturity,  Issue Price,  Accrued  Original  Issue
Discount,  cash due upon conversion,  Redemption Price,  Purchase Price or Contingent Cash Interest,  as the case may be, in respect of the  Securities,  or the  retention  of such  payment by the  Holders of the  Securities,  if, at the time of such  application  by the
Trustee, the Trustee did not have actual knowledge that such payment would have been prohibited by the provisions of this Article 11.

Section 11.06       Subrogation to Rights of Holders of Senior Indebtedness.

         Subject  to  payment in full of all Senior  Indebtedness  to the  extent and in the manner set forth in this  Article 11,  the
Holders of the  Securities  shall be  subrogated  to the extent of the  payments  or  distributions  made to the holders of such Senior
Indebtedness  pursuant to the provisions of this  Article 11  (equally and ratably with the holders of all  indebtedness of the Company which by its express terms is  subordinated  to  indebtedness  of the Company to  substantially  the same extent as the  Securities are subordinated  and is entitled  to like rights of  subrogation)  to the rights of the  holders of such  Senior  Indebtedness  to receive payments or  distributions  of cash,  property and  securities  applicable to the Senior  Indebtedness  until the  Principal  Amount at
Maturity,  Issue Price, Accrued Original Issue Discount, cash due upon conversion,  Redemption Price, Purchase Price or Contingent Cash
Interest,  if any,  as the case may be, in respect of the  Securities  shall be paid in full.  For  purposes  of such  subrogation,  no payments or  distributions  to the holders of the Senior  Indebtedness of any cash,  property or securities to which the Holders of the
Securities  or the Trustee  would be entitled  except for the  provisions  of this  Article 11,  and no payments  over  pursuant to the provisions of this Article 11 to the holders of Senior  Indebtedness  by Holders of the Securities or the Trustee,  shall, as among the
Company, the creditors of the Company,  other than holders of Senior Indebtedness and the Holders of the Securities,  be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

Section 11.07       Provisions Solely to Define Relative Rights.

         The provisions of this  Article 11 are intended  solely for the purpose of defining the relative  rights of the Holders of the
Securities,  on the one hand,  and the holders of Senior  Indebtedness,  on the other hand.  Nothing  contained in this  Article 11  or elsewhere in this  Indenture or in the  Securities  is intended to or shall  (a) impair,  as among the  Company,  the  creditors of the
Company other than holders of Senior Indebtedness and the Holders of the Securities,  the obligation of the Company,  which is absolute and  unconditional,  to pay to the Holders of the  Securities the Principal  Amount at Maturity,  Issue Price,  Accrued  Original Issue
Discount,  cash due upon  conversion,  Redemption  Price,  Purchase Price or Contingent  Cash Interest,  if any, as the case may be, in respect of the  Securities as and when the same shall become due and payable in accordance  with the terms of the  Securities  and this
Indenture;  or (b) affect  the relative  rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior  Indebtedness;  or  (c) prevent  the Trustee or the Holder of any  Security  from  exercising  all  remedies otherwise  permitted by applicable law upon default under this Indenture,  subject to the rights,  if any, under this Article 11 of the holders of Senior  Indebtedness  to receive cash,  property and  securities  otherwise  payable or  deliverable  to the Trustee or such
Holder.

Section 11.08     Trustee to Effectuate Subordination.

         Each Holder of a Security by his  acceptance  thereof  authorizes and directs the Trustee on his behalf to take such action as may be  necessary  or  appropriate  to  effectuate  the  subordination  provided  in this  Article 11  and  appoints  the  Trustee  his attorney-in-fact for any and all such purposes.

Section 11.09     No Waiver for Subordination Provisions.

         No right of any present or future holder of any Senior  Indebtedness to enforce  subordination as herein provided shall at any time in any way be  prejudiced  or  impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder,  or by any  non-compliance  by the Company with the terms,  provisions and covenants of this Indenture,  regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing  paragraph,  the holders of Senior  Indebtedness  may, at any time and from time to time,  without  the  consent  of or  notice  to the  Trustee  or the  Holders  of the  Securities,  without  incurring responsibility  to the Holders of the Securities and without  impairing or releasing the  subordination  provided in this Article 11 or the  obligations  hereunder  of the  Holders  of the  Securities  to the  holders  of  Senior  Indebtedness,  do any one or more of the following:  (i) change  the  manner,  place or terms of payment or extend the time of payment of, or renew,  increase or alter,  Senior
Indebtedness,  or otherwise  amend or  supplement  in any manner  Senior  Indebtedness  or any  instrument  evidencing  the same or any agreement under which Senior  Indebtedness is outstanding;  (ii) sell,  exchange,  release or otherwise deal with any property pledged, mortgaged or otherwise  securing  Senior  Indebtedness;  (iii) release  any person  liable in any manner for the  collection  of Senior
Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 11.10       Notice to Trustee.

         The Company  shall give  prompt  written  notice to a  Responsible  Officer of the Trustee of any facts known to the  Company, which would  prohibit the making of any payment to or by the Trustee in respect of the  Securities.  Notwithstanding  the provisions of this Article 11 or any other  provision of this  Indenture,  the Trustee  shall not be charged with  knowledge of the  existence of any facts which would  prohibit the making of any payment to or by the Trustee in respect of the  Securities,  unless and until the Trustee shall have received  written notice thereof from the Company,  or a holder of Senior  Indebtedness or from any trustee  therefor;  and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist.

         The  Trustee  shall be entitled  to  conclusively  rely on the  delivery  to it of a written  notice by a person  representing himself to be a holder of Senior  Indebtedness  (or a trustee  therefor)  to  establish  that such notice has been given by a holder of
Senior  Indebtedness  (or a trustee  therefor).  In the event  that the  Trustee  determines  in good faith that  further  evidence  is required  with respect to the right of any person as a holder of Senior  Indebtedness  to  participate  in any payment or  distribution pursuant to this Article 11, the Trustee may request such person to furnish  evidence to the reasonable  satisfaction of the Trustee as to the amount of Senior  Indebtedness  held by such person,  the extent to which such person is entitled to participate in such payment or  distribution  and any other  facts  pertinent  to the rights of such  person  under this  Article  11, and if such  evidence is not furnished,  the Trustee may defer any payment to such Person pending  judicial  determination as to the right of such Person to receive such payment.

Section 11.11       Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution  of assets of the Company  referred to in this Article 11, the Trustee and the Holders of the
Securities shall be entitled to rely upon any final,  nonappealable  order or decree entered by any court of competent  jurisdiction in which such insolvency, bankruptcy,  receivership,  liquidation,  reorganization,  dissolution, winding-up or similar case or proceeding is pending,  or a certificate of the trustee in  bankruptcy,  liquidating  trustee,  Custodian,  receiver,  assignee for the benefit of creditors,  agent or other Person making such payment or  distribution,  delivered to the Trustee or to the Holders of Securities,  for
the  purpose of  ascertaining  the  persons  entitled  to  participate  in such  payment  or  distribution,  the  holders of the Senior
Indebtedness and other  indebtedness of the Company,  the amount thereof or payable thereon,  the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.12       Trustee Not Fiduciary for Holders of Senior Indebtedness.

         The Trustee shall not be deemed to owe any  fiduciary  duty to the holders of Senior  Indebtedness  and shall not be liable to any such holders if it shall in good faith  mistakenly  pay over or  distribute  to Holders of  Securities  or to the Company or to any
other person cash,  property or securities to which any holders of Senior  Indebtedness  shall be entitled by virtue of this Article 11 or  otherwise.  The Trustee  shall not be charged with  knowledge of the  existence of Senior  Indebtedness  or of any facts that would prohibit any payment  hereunder or that would permit the  resumption of any such payment  unless a  Responsible  Officer of the Trustee shall have  received  notice to that effect at the address of the Trustee set forth in Section  14.02.  With  respect to the holders of
Senior  Indebtedness,  the Trustee  undertakes to perform or to observe only such of its covenants or obligations  as are  specifically set forth in this Article 11 and no implied  covenants or  obligations  with  respect to holders of Senior  Indebtedness  shall be read into this Indenture against the Trustee.

Section 11.13       Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

         The Trustee in its  individual  capacity  shall be entitled to all the rights set forth in this Article 11 with respect to any
Senior  Indebtedness  which may at any time be held by it, to the same extent as any other holder of Senior  Indebtedness,  and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 11.14       Article 11 Applicable to Paying Agents.

         In case at any time any Paying  Agent  other than the  Trustee  shall have been  appointed  by the  Company and be then acting hereunder,  the term "Trustee" as used in this Article 11  shall in such case (unless the context  otherwise  requires) be construed as extending  to and  including  such Paying  Agent  within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee;  provided,  however,  that Sections 11.10 and 11.12 shall not apply to the Company or an Affiliate of the Company if the Company or any such Affiliate acts as Paying Agent.

ARTICLE 12
                                                          PAYMENT OF INTEREST

Section 12.01       Interest Payments.

         If  applicable  Contingent  Cash  Interest,  if any, on any Security that is payable in cash,  and is punctually  paid or duly provided for, on the  Contingent  Cash  Interest  Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Common Stock Record Date or Contingent  Cash Interest  Payment Date, as the case may be, for such interest at the office or agency of the Company  maintained for such purpose.  Contingent  Cash Interest,  if any, on any Security shall be paid in same-day  funds by transfer to an account  maintained  by the payee  located  inside the United  States,  if the Trustee  shall have received  proper wire transfer  instructions  from such payee not later than the related  Common Stock Record Date or  Contingent  Cash
Interest  Record Date accrual date, as the case may be, or, if no such  instructions  have been  received,  by check drawn on a bank in
New York City mailed to the payee at its address  set forth on the  Registrar's  books.  In the case of a  permanent  Global  Security,
Contingent Cash Interest,  if any, payable on any applicable payment date will be paid to the Depositary,  with respect to that portion of such permanent  Global  Security held for its account by Cede & Co. for the purpose of permitting  such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof

Section 12.02       Defaulted Interest.

         Except as otherwise  specified with respect to the  Securities,  any Contingent Cash Interest on any Security that is payable, but is not  punctually  paid or duly provided  for,  within 30 days  following any  applicable  Contingent  Cash Interest  Payment Date
(herein  called  "Defaulted  Interest",  which term shall include any accrued and unpaid  interest  that has accrued on such  defaulted amount in accordance with paragraph 1 of the Securities),  shall forthwith cease to be payable to the registered  Holder thereof on the relevant  Common Stock Record Date or Contingent  Cash Interest  Record Date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)      The Company may elect to make payment of any Defaulted  Interest to the persons in whose names the  Securities  are registered at the close of business on a special  record date for the  payment of such  Defaulted  Interest,  which shall be fixed in the following  manner.  The Company  shall notify the Trustee in writing of the amount of Defaulted  Interest  proposed to be paid on each Security and the date of the proposed  payment  (which shall not be less than 20 days after such notice is received by the  Trustee),  and at the same time the Company  shall  deposit  with the  Trustee an amount of money equal to the  aggregate amount proposed to be paid in respect of such Defaulted  Interest or shall make  arrangements  satisfactory to the Trustee for such deposit on or prior to the date of the proposed  payment,  such money when  deposited to be held in trust for the benefit of the persons  entitled to such  Defaulted  Interest as in this clause  provided.  Thereupon  the Trustee shall fix a special record date (the "Special  Record Date") for the payment of such  Defaulted  Interest which shall be not more than 15 days and not less than 10 days prior to the date of the  proposed  payment  and not less than 10 days after the  receipt by the Trustee of the notice of the proposed  payment.  The Trustee  shall  promptly  notify the Company of such Special  Record Date and, in the name and at the expense of the  Company,  shall cause notice of the proposed  payment of such  Defaulted  Interest and the
         Special  Record Date therefor to be mailed,  first-class  postage  prepaid,  to each Holder of Securities at his address as it appears  on the list of  Securityholders  maintained  pursuant  to Section  2.05 not less than 10 days  prior to such  Special
         Record Date.  Notice of the proposed  payment of such Defaulted  Interest and the Special  Record Date  therefore  having been mailed as aforesaid,  such  Defaulted  Interest  shall be paid to the persons in whose names the  Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)      The Company may make payment of any Defaulted  Interest on the  Securities in any other lawful  manner not  inconsistent  with the  requirements of any securities  exchange on which such Securities may be listed,  and upon such notice as may be required by such exchange,  if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause,  such manner of payment shall be deemed practicable by the Trustee.

Section 12.03       Interest Rights Preserved.

         Subject to the foregoing  provisions of this Article 12 and Section 2.06,  each Security  delivered  under this Indenture upon registration  of transfer of or in exchange for or in lieu of any other  Security  shall carry the rights to  Contingent  Cash Interest accrued and unpaid which were carried by such other Security.

ARTICLE 13
                                                       CONTINGENT CASH INTEREST

Section 13.01       Contingent Cash Interest.

         Commencing  on  September 12,  2006,  the Company  shall make  payments of  additional  interest to the Holders of  Securities
("Contingent Cash Interest"),  as set forth in Section 13.02  below, during any six month period from September 12 to March 11 and from
March 12 to  September 11  (each a "Semi-annual  Period") if, but only if, the average  Security Market Price of a Security with $1,000
Principal Amount at Maturity for the five trading days in the relevant  Five-Trading-Day  Measurement  Period (as defined below) equals
120% or more of the Relevant Value of such Security.  During any Semi-annual  Period when Contingent Cash Interest is payable  pursuant to this section,  each Contingent Cash Interest  payment due and payable on each $1,000  Principal Amount at Maturity of Security shall be  calculated  for any  quarterly  period of the  applicable  Semi-annual  Period,  and in each  instance  shall  equal the greater of
(i) 0.0625% of the average Security Market Price for the relevant  Five-Trading-Day  Measurement  Period or (ii) the sum of all Regular
Cash Dividends paid by the Company per share on the Common Stock during the applicable  quarter of such Semi-annual  Period  multiplied by the then applicable  Conversion Rate,  provided,  however,  that if Regular Cash Dividends are not paid in such Semi-annual  Period, the Contingent  Cash Interest shall be paid  semi-annually  at a rate of 0.125% of the average  Security  Market Price for the relevant
Five-Trading-Day  Measurement  Period.  Contingent Cash Interest shall accrue and be payable as of the record date,  which shall be the
15th day preceding the last day of the relevant  Semi-annual  Period or if the Company pays a regular cash dividend on its Common Stock during a quarter within the relevant Semi-annual Period, to Securityholders as of the record date for such Common Stock dividend.

         As used in this Article 13,  "Five-Trading-Day  Measurement  Period"  means the five trading days ending on the third  trading day  immediately  preceding the first day of the applicable  Semi-annual  Period;  provided,  however,  that if the Company  declares a dividend on its Common  Stock for which the record date for such  dividend  (the "Common  Stock Record  Date") falls prior to the first day of the next  Semi-annual  Period,  but the  payment  date for such  dividend  falls  within  such  Semi-annual  Period,  then,  the
"Five-Trading-Day  Measurement  Period" shall mean the five trading days ending on the third  trading day  immediately  preceding  such
Common Stock Record Date.  "Relevant  Value" means the sum of the Issue Price and the Accrued  Original Issue Discount on such Security as of the day  immediately  preceding the first day of the applicable  Semi-annual  Period.  "Security  Market Price" means,  as of any date of  determination,  the average of the  secondary  market bid  quotations  per $1,000  Principal  Amount at Maturity of Securities
obtained by the Bid  Solicitation  Agent for $10 million  Principal Amount at Maturity of Securities at  approximately  4:00 p.m.,  New
York City time, on such determination date from three independent  nationally  recognized securities dealers (none of which shall be an
Affiliate of the  Company)  selected by the Company;  provided,  however,  that if (a) at least three such bids are not obtained by the
Bid  Solicitation  Agent or (b) in the Company's  reasonable  judgment,  the bid quotations are not indicative of the secondary  market value of the Securities as of such  determination  date,  then the Security  Market Price for such  determination  date shall equal the product of (i) the  Conversion Rate in effect as of such  determination  date  multiplied by (ii) the  average Sale Price of the Common
Stock for the five trading days ending on such determination date,  appropriately adjusted to take into account the occurrence,  during the period commencing on the first of such trading days during such five trading day period and ending on such  determination  date, of any event described in Section 10.06, 10.07 or 10.08 (subject to the conditions set forth in Sections 10.09 and 10.10).

         Notwithstanding  anything  herein to the  contrary,  Contingent  Cash  Interest  shall be  payable on the  Securities  for the
Semi-annual  Period from September 12, 2006 to March 11, 2007, and,  solely for the purpose of determining the average  Security Market
Price for the  Five-Trading-Day  Measurement  Period  applicable to such  Semi-annual  Period,  all references to  "Securities"  in the definition of Security Market Price shall be deemed to refer to "LYONs".

         The Original  Issue Discount of the Securities  will continue to accrue whether or not Contingent  Cash Interest  payments are made or are payable.

Section 13.02       Payment of Contingent Cash Interest; Contingent Cash Interest Rights Preserved.

         If payable,  Contingent  Cash Interest shall be payable as of the record date,  which shall be the 15th day preceding the last day of the relevant  Semi-annual  Period (in each case, a "Contingent  Cash Interest  Payment  Date") or, if the Company pays a Regular
Cash  Dividend on the Common  Stock  during a quarter  within a  Semi-annual  Period,  on the record date for the related  Common Stock dividend.  Contingent  Cash Interest  payments on any Security that are payable,  and are punctually  paid or duly provided for, on any
Contingent  Cash  Interest  Payment Date shall be paid to the Person who is the Holder of that  Security on the 15th day  preceding the last day of such  Semi-annual  Period (the  "Contingent  Cash Interest  Record Date") or, if the Company pays regular cash dividends on the Common Stock during one quarter  within such  Semi-annual  Period,  the Common Stock Record Date.  Each payment of Contingent  Cash
Interest on any Security  shall be paid (A) if such Security is held in the form of a Global  Security,  in same-day  funds by transfer to an account  maintained by the payee located inside the United States,  or (B) if such Security is held in the form of a Certificated
Note,  by check,  mailed  to the  address  of such  Holder as set forth in the  Security  Register.  In the case of a Global  Security, interest  payable on any  Contingent  Cash Interest  Payment Date will be paid to the  Depositary  for the purpose of permitting DTC to credit the  interest  received  by it in respect of such Global  Security to the  accounts of the  beneficial  owners  thereof.  If the
Company  only pays a Regular Cash  Dividend on the Common  Stock  during one quarter  within such  Semi-annual  Period,  the  remaining
Contingent  Cash Interest  payments,  if any, will accrue and be payable as of the 15th day preceding the last day of such  Semi-annual
Period.

         Upon  determination  that Holders of Securities  will be entitled to receive  Contingent  Cash  Interest  during a Semi-annual
Period,  as soon as  practicable,  the Company will issue a press release and publish such  information on its Web site or through such other public medium as the Company may use at that time.

Section 13.03       Bid Solicitation Agent.

         The Bid  Solicitation  Agent shall solicit bids from  securities  dealers,  which the Company  indicates  that it believes are willing to bid for the Securities.  The Company  initially  appoints the Trustee to act as the Bid Solicitation  Agent. The Company may
change the Bid Solicitation  Agent at its discretion;  provided,  however,  that the Bid Solicitation  Agent may not be an Affiliate of the Company.

ARTICLE 14
                                                             MISCELLANEOUS

Section 14.01       Trust Indenture Act Controls.

         If any provision of this Indenture  limits,  qualifies,  or conflicts with another  provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 14.02       Notices.

         Any request,  demand,  authorization,  notice, waiver, consent or communication shall be in writing and delivered in person or delivery  by  courier  guaranteeing  overnight  delivery  or mailed by  first-class  mail,  postage  prepaid,  addressed  as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

                  Laboratory Corporation of America Holdings
                  358 South Main Street
                  Burlington, NC  27215
                  Telephone No.:  (336) (584-5171)
                  Facsimile No.:  (336) 229-1127
                  Attention:  Bradford T. Smith

         if to the Trustee:

                  The Bank of New York
                  101 Barclay Street,
                  Floor 21 West
                  New York, New York  10286
                  Telephone No.:  (212) 815-2745
                  Facsimile No.:  (212) 815-5915
                  Attention:  Corporate Trust Administration

         with a copy of any notice given pursuant to Article 6 to:

                  Hogan & Hartson L.L.P.
                  111 South Calvert Street, 16th Floor
                  Baltimore, MD 21202
                  Telephone No.:  (410) 659-2700
                  Facsimile No.:  (410) 539-6981
                  Attention:  Michael J. Silver, Esq.

         The Company or the Trustee by notice given to the other in the manner  provided  above may  designate  additional or different addresses for subsequent notices or communications.

         Any notice or communication  given to a Securityholder  shall be mailed to the  Securityholder,  by first-class mail,  postage prepaid,  at the  Securityholder's  address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or  communication  to a  Securityholder  or any defect in it shall not  affect its  sufficiency  with respect to other  Securityholders.  If a notice or communication  is mailed in the manner provided above, it is duly given,  whether or not received by the addressee.

         If the  Company  mails a notice  or  communication  to the  Securityholders,  it  shall  mail a copy to the  Trustee  and each
Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 14.03       Communication by Holders with Other Holders.

         Securityholders may communicate  pursuant to TIA Section 312(b) with other  Securityholders with respect to their rights under this Indenture or the Securities.  The Company,  the Trustee,  the Registrar,  the Paying Agent,  the Conversion  Agent and anyone else shall have the protection of TIA Section 312(c).

Section 14.04       Certificate and Opinion as to Conditions Precedent.

         Upon any request or  application  by the Company to the Trustee to take any action  under this  Indenture,  the Company  shall furnish to the Trustee:

(1)      an Officers' Certificate stating that, in the opinion of the signers, all conditions  precedent,  if any, provided for in this
         Indenture relating to the proposed action have been complied with; and

(2)      an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.05       Statements Required in Certificate or Opinion.

         Each  Officers'  Certificate  or Opinion of Counsel with respect to  compliance  with a covenant or condition  provided for in this Indenture shall include:

(1)      a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

(2)      a brief  statement  as to the nature and scope of the  examination  or  investigation  upon which the  statements  or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

(3)      a statement  that,  in the opinion of each such  person,  he has made such  examination  or  investigation  as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)      a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 14.06       Separability Clause.

         In case any  provision in this  Indenture or in the  Securities  shall be invalid,  illegal or  unenforceable,  the  validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.07       Rules by Trustee, Paying Agent, Conversion Agent and Registrar.

         The Trustee may make  reasonable  rules for action by or a meeting of  Securityholders.  The Registrar,  Conversion  Agent and
the Paying Agent may also make reasonable rules for their respective functions.

Section 14.08       Calculations.

         The calculation of the Purchase Price,  Conversion Rate, Sale Price of the Common Stock and each other  calculation to be made hereunder  shall be the  obligation  of the Company.  All  calculations  made by the Company as  contemplated  pursuant to this Section
14.08 shall be made in good faith and shall be final and binding on the Company and the Holders  absent  manifest  error.  The Trustee,
Paying  Agent,  Conversion  Agent and Bid  Solicitation  Agent shall not be  obligated  to  recalculate,  recompute or confirm any such calculations.

Section 14.09       Legal Holidays.

         A "Legal  Holiday" is any day other than a Business  Day. If any  specified  date  (including  a date for giving  notice) is a
Legal Holiday,  the action shall be taken on the next  succeeding  day that is not a Legal  Holiday,  and, if the action to be taken on such date is a payment in respect of the Securities,  no Original Issue Discount or Contingent Cash Interest,  if any, shall accrue for the intervening period.

Section 14.10       GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.11       No Recourse Against Others.

         A director,  officer,  employee, agent,  representative,  stockholder or equity holder, as such, of the Company shall not have any liability for any  obligations  of the Company under the  Securities or this  Indenture or for any claim based on, in respect of or by reason of such  obligations  or their  creation.  By  accepting a  Security,  each  Securityholder  shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 14.12       Successors.

         All  agreements of the Company in this Indenture and the  Securities  shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.13       Multiple Originals.

         The  parties  may sign any  number of  copies of this  Indenture.  Each  signed  copy  shall be an  original,  but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

                                                                  67

         IN WITNESS WHEREOF, the undersigned,  being duly authorized,  have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                                              LABORATORY CORPORATION OF
                                                              AMERICA HOLDINGS

                                                              By:               /s/ K. KHUAN NG
                                                                       Name:    K. Khuan Ng
                                                                       Title:   Senior Vice President, Corporate Affairs

                                                              THE BANK OF NEW YORK, as Trustee

                                                              By:               /s/ VAN K. BROWN
                                                                       Name:    Van K. Brown
                                                                       Title:   Vice President

                                                        A-1-1

                                                              EXHIBIT A-1

                                                   [FORM OF FACE OF GLOBAL SECURITY]

         THIS SECURITY WAS ISSUED WITH ORIGINAL  ISSUE DISCOUNT FOR U.S.  FEDERAL INCOME TAX PURPOSES.  THE HOLDER OF THIS SECURITY MAY
CONTACT BRADFORD T. SMITH,  LABORATORY  CORPORATION OF AMERICA HOLDINGS,  358 SOUTH MAIN STREET,  BURLINGTON,  NC 27215 FOR INFORMATION
REGARDING THE ISSUE PRICE,  AMOUNT OF ORIGINAL ISSUE DISCOUNT,  ISSUE DATE, YIELD TO MATURITY,  COMPARABLE YIELD AND PROJECTED  PAYMENT
SCHEDULE OF THIS SECURITY.

         UNLESS THIS  CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST COMPANY TO THE ISSUER OR ITS
AGENT FOR  REGISTRATION  OF TRANSFER,  EXCHANGE OR PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN
SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE  DEPOSITORY  TRUST COMPANY (AND ANY PAYMENT  HEREON IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY  TRUST  COMPANY),  ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  SINCE THE REGISTERED  OWNER HEREOF,  CEDE & CO., HAS
AN INTEREST HEREIN.

         TRANSFERS  OF THIS GLOBAL  SECURITY  SHALL BE LIMITED TO TRANSFERS IN WHOLE,  BUT NOT IN PART,  TO NOMINEES OF THE  DEPOSITORY
TRUST  COMPANY OR TO A SUCCESSOR  THEREOF OR SUCH  SUCCESSOR'S  NOMINEE AND  TRANSFERS  OF  PORTIONS OF THIS GLOBAL  SECURITY  SHALL BE
LIMITED TO TRANSFERS  MADE IN ACCORDANCE  WITH THE  RESTRICTIONS  SET FORTH IN ARTICLE TWO OF THE INDENTURE  REFERRED TO ON THE REVERSE
HEREOF.

                                              LABORATORY CORPORATION OF AMERICA HOLDINGS
                                          Zero Coupon Convertible Subordinated Note due 2021

No. R-                                                        CUSIP:  50540R AG 7
Issue Date:  October 24, 2006                                 Original Issue Discount:  $258.08
Issue Price:  $741.92                                         (for each $1,000 Principal
(for each $1,000 Principal                           Amount at Maturity)
Amount at Maturity)

         LABORATORY CORPORATION OF AMERICA HOLDINGS, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the
Principal Amount at Maturity of _________________________________________________  DOLLARS
($________________________) on September 11, 2021.

         This Security  shall not bear interest  except as specified on the other side of this  Security.  Original Issue Discount will accrue as specified on the other side of this Security.  This Security is convertible as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                                        LABORATORY CORPORATION
OF AMERICA HOLDINGS

                                                              By:
                                                                  Name:
                                                                  Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:      ________________________
         Authorized Officer

Dated:

                                                  [FORM OF REVERSE SIDE OF SECURITY]
                                               Zero Coupon Convertible Subordinated Note

1.       Interest.

         This Security shall not bear interest,  except as specified in this paragraph or in  paragraph 5.  If the Principal  Amount at
Maturity  hereof or any portion of such  Principal  Amount at  Maturity is not paid when due  (whether  upon  acceleration  pursuant to
Section 6.02 of the  Indenture,  upon the date set for payment of the Redemption  Price  pursuant to paragraph 6 hereof,  upon the date set for payment of the Purchase  Price  pursuant to paragraph 7 hereof or upon the Stated  Maturity of this  Security) or if Contingent
Cash Interest,  if any, due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 hereof,  then in each such case the overdue  amount  shall,  to the extent  permitted by law,  bear  interest at the rate of 2.0% per annum,  compounded semiannually,  which  interest  shall accrue from the date such overdue  amount was  originally due to the date payment of such amount, including  interest  thereon,  has been made or duly provided for. All such  interest  shall be payable on demand.  The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         Original  Issue  Discount of any Security  means the amount that accrues in respect of such  Security  daily at a rate of 2.0%
per year on the Issue Price plus any  previously  accrued  amounts  beginning on September 11, 2006.  Original  Issue  Discount will be calculated on a semi-annual  bond equivalent  basis,  using a 360-day year comprised of twelve 30-day months.  The principal  amount of the Security will accrete on March 11 and September 11 of each year, beginning March 11, 2007.

2.       Method of Payment.

         Subject to the terms and  conditions  of the  Indenture,  the  Company  will make  payments in respect of  Redemption  Prices,
Purchase  Prices and at Stated  Maturity to Holders who  surrender  Securities to a Paying Agent to collect such payments in respect of the  Securities.  In  addition,  the Company  will pay  Contingent  Cash  Interest,  if any, to the extent not already  included in the calculation  of such other  amounts.  The Company will pay any cash amounts in Cash.  However,  the Company may make such cash payments by check payable in such money.

3.       Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

         Initially,  The Bank of New York, a New York banking corporation (the "Trustee"),  will act as Paying Agent, Conversion Agent,
Registrar  and Bid  Solicitation  Agent.  The  Company  may  appoint  and change any  Paying  Agent,  Conversion  Agent,  Registrar  or
co-registrar  or Bid  Solicitation  Agent  without  notice,  other than notice to the Trustee  except that the Company will maintain at least one Paying Agent in the State of New York,  Borough of  Manhattan,  which shall  initially be an office or agency of the Trustee.
The  Company  or any of its  Subsidiaries  or any of  their  Affiliates  may  act as  Paying  Agent,  Conversion  Agent,  Registrar  or
co-registrar.  None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4.       Indenture.

         The Company issued the Securities under an Indenture dated as of October 23, 2006 (the  "Indenture"),  between the Company and the Trustee.  The terms of the  Securities  include  those stated in the Indenture and those made part of the Indenture by reference to the Trust  Indenture  Act of 1939,  as in effect from time to time (the "TIA").  Capitalized  terms used herein and not defined  herein have the meanings  ascribed thereto in the Indenture.  The Securities are subject to all such terms, and  Securityholders  are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured and subordinated  obligations of the Company limited to $741,243,000  aggregate Principal
Amount at Maturity.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Contingent Cash Interest.

         Subject to the  conditions of the Indenture and the record date  provisions  specified in this  paragraph 5, the Company shall pay Contingent  Cash Interest to the Holders during any six-month  period (a "Contingent  Cash Interest  Period") from  September 12 to
March 11 and from  March 12 to  September 11,  with the initial  six-month  period  commencing  on  September 12,  2006, if the average
Security  Market Price for the  Five-Trading-Day  Measurement  Period  preceding the first day of the Contingent  Cash Interest  Period equals 120% or more of the sum of the Issue Price of a Security and Original  Issue  Discount  accrued  thereon for such Security as of the day immediately preceding the first day of the applicable Contingent Cash Interest Period;  provided,  however, that if the Company declares a Common  Stock  dividend for which the record date for such  dividend  (the  "Common  Stock Record  Date") falls prior to the first day of a Contingent  Cash Interest  Period,  but the payment date for such dividend  falls within such  Contingent  Cash Interest
Period,  then the  "Five-Trading-Day  Measurement  Period" shall mean the five trading days ending on the third trading day immediately preceding such Common Stock Record Date.

         Contingent  Cash  Interest,  if any, will accrue and be payable to Holders as of the record date,  which shall be the 15th day preceding the last day of the applicable  six-month  period.  Original Issue Discount will continue to accrue whether or not Contingent
Cash Interest is paid.

         During any period when  Contingent Cash Interest shall be payable,  the amount of Contingent Cash Interest  payable per $1,000
Principal  Amount at Maturity hereof in respect of any quarterly  period of the applicable  Contingent Cash Interest Period shall equal the greater of (x) 0.0625% of the average Security Market Price for the relevant  Five-Trading-Day  Measurement  Period and (y) the sum
of all Regular  Cash  Dividends  paid by the Company per share on its Common  Stock  during  that  quarterly  period of the  applicable
Contingent  Cash  Interest  Period  multiplied by the number of shares of Common Stock into which $1,000  Principal  Amount at Maturity hereof is convertible  pursuant to paragraph 9 hereof as of the accrual date for such  Contingent  Cash Interest;  provided that if the
Company does not pay cash dividends during a Contingent Cash Interest,  the Company will pay contingent cash interest  semi-annually at a rate of 0.125% of the Security Market Price for the Five-Trading-Day Measurement Period.

         Notwithstanding  anything  herein to the  contrary,  Contingent  Cash  Interest  shall be  payable on the  Securities  for the
Contingent  Cash Interest  Period from September 12, 2006 to March 11, 2007,  and,  solely for the purpose of  determining  the average
Security Market Price for the  Five-Trading-Day  Measurement  Period applicable to such Contingent Cash Interest Period, all references to "Securities" in the definition of Security Market Price shall be deemed to refer to "LYONs".

         Upon  determination  that Holders will be entitled to receive  Contingent  Cash  Interest  during a Contingent  Cash  Interest
Period,  as soon as practicable,  the Company shall issue a press release and publish such  information on its Web site or through such other public medium as the Company may use at that time.

6.       Redemption at the Option of the Company.

         No sinking fund is provided for the  Securities.  The Securities  are redeemable as a whole,  or from time to time in part, at any time at the option of the Company in  accordance  with  Article 3 of the  Indenture  at a Redemption  Price equal to the sum of the
Issue Price and the Accrued Original Issue Discount as of the applicable Redemption Date.

         The table below shows  Redemption  Prices of a Security per $1,000  Principal  Amount at Maturity on the dates shown below and at Stated  Maturity,  which prices  reflect the Issue Price plus Accrued  Original  Issue  Discount  calculated  to each such date.  In addition,  the  Redemption  Price  payable with respect to all  Securities or portions  thereof to be redeemed as of a Redemption  Date between the dates listed below shall include an amount  reflecting the additional  Accrued  Original Issue Discount that has accrued on such Securities since the immediately preceding date in the table below.

                                                            (1)                    (2)                   (3)
                                                         Security            Accrued Original      Redemption Price
Redemption Date                                         Issue Price           Issue Discount           (1) + (2)
October 24, 2006..............................            $741.92                 $1.77                  $743.69
September 11,
2007..........................................            741.92                  14.91                   756.83
2008..........................................            741.92                  30.13                   772.05
2009..........................................            741.92                  45.64                   787.56
2010..........................................            741.92                  61.47                   803.39
2011..........................................            741.92                  77.62                   819.54
2012..........................................            741.92                  94.10                   836.02
2013..........................................            741.92                  110.90                  852.82
2014..........................................            741.92                  128.04                  869.96
2015..........................................            741.92                  145.53                  887.45
2016..........................................            741.92                  163.37                  905.29
2017..........................................            741.92                  181.56                  923.48
2018..........................................            741.92                  200.12                  942.04
2019..........................................            741.92                  219.06                  960.98
2020..........................................            741.92                  238.38                  980.30
At Stated Maturity............................            741.92                  258.08                1,000.00

7.       Purchase by the Company at the Option of the Holder.

         Subject to the terms and conditions of the  Indenture,  the Company shall become  obligated to purchase,  at the option of the
Holder,  the  Securities  held by such Holder on September  11, 2011 at the Purchase  Price of $819.54 per $1,000  Principal  Amount at
Maturity,  upon delivery of a Purchase Notice  containing the  information set forth in the Indenture,  at any time from the opening of business on the date that is 20  Business  Days prior to such  Purchase  Date until the close of  business  on the first  Business  Day immediately  preceding  such Purchase  Date and upon  delivery of the  Securities to the Paying Agent by the Holder as set forth in the
Indenture.

         The Purchase  Price (equal to the Issue Price plus Accrued  Original  Issue  Discount for the Purchase  Date) shall be paid in cash.

         A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

         In addition to the  Purchase  Price  payable  with  respect to all  Securities  or portions  thereof to be purchased as of the
Purchase Date, the Holders of such  Securities (or portions  thereof) shall be entitled to receive  accrued and unpaid  Contingent Cash
Interest,  if any, with respect  thereto,  which  Contingent  Cash Interest  shall be paid in cash promptly  following the later of the
Purchase Date and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.

         Holders have the right to withdraw any Purchase  Notice by  delivering  to the Paying Agent a written  notice of withdrawal in accordance with the provisions of the Indenture.

         If cash  sufficient to pay the Purchase Price of,  together with any accrued and unpaid  Contingent Cash Interest with respect to, all  Securities or portions  thereof to be purchased as of the Purchase Date is deposited with the Paying Agent on the Business Day following the Purchase Date,  Original Issue Discount and Contingent  Cash Interest,  if any, shall cease to accrue on such  Securities
(or  portions  thereof)  on such  Purchase  Date and the Holder  thereof  shall have no other  rights as such  (other than the right to receive the Purchase Price and accrued and unpaid Contingent Cash Interest, if any, upon surrender of such Security).

8.       Notice of Redemption.

         Notice of redemption  will be mailed at least 30 days but not more than 60 days before the  Redemption  Date to each Holder of
Securities to be redeemed at the Holder's  registered  address.  If money  sufficient to pay the  Redemption  Price of, and accrued and unpaid  Contingent Cash Interest,  if any, with respect to, all Securities (or portions  thereof) to be redeemed on the Redemption Date is  deposited  with the Paying  Agent prior to or on the  Redemption  Date,  on such  Redemption  Date,  Original  Issue  Discount  and
Contingent Cash Interest,  if any, shall cease to accrue on such Securities or portions  thereof.  Securities in  denominations  larger than $1,000 of  Principal  Amount at Maturity may be redeemed in part but only in integral  multiples of $1,000 of Principal  Amount at
Maturity.

9.       Conversion.

         (a)      Conversion  Based on Common  Stock  Price.  Subject to the  provisions  of this  paragraph 9, Holders may convert the
Securities into cash and shares of Common Stock, if any, on a Conversion Date in any calendar  quarter  commencing  after September 30,
2006, if, as of the last day of the preceding  calendar  quarter,  the Sale Price of the Common Stock for at least 20 trading days in a period of 30  consecutive  trading  days  ending on the last  trading  day of such  preceding  calendar  quarter  is  greater  than the conversion  trigger price.  The  "conversion  trigger  price" for any calendar  quarter shall be a reference  percentage,  beginning at
117.5642%,  and declining 0.1282% per calendar quarter  thereafter until it reaches 110.000% for the calendar quarter beginning July 1,
2021, of the accreted conversion price per share of Common Stock on the last day of such preceding calendar quarter.

         The "accreted conversion price" per share of Common Stock as of any day equals the quotient of:

o        the Issue Price and Accrued Original Issue Discount to that day, divided by

o        the Conversion Rate in effect on that day;

provided that, for the calendar  quarter ended  September 30, 2006,  the accreted  conversion  price per share as of September 30, 2006 shall be $55.38.

         (b)      Conversion  Based on Credit  Rating.  Subject  to the  provisions  of this  paragraph  9,  Holders  may  convert  the
Securities  into cash and shares of Common Stock,  if any, on a Conversion  Date during any period in which the credit rating  assigned to the Securities by a Rating Agency is at or below the Applicable  Rating.  "Rating Agency" means Standard & Poor's Ratings  Services, a division of The McGraw-Hill  Companies  Inc., and its successors  ("Standard & Poor's") or if Standard & Poor's is not making ratings of the Securities  publicly  available,  a nationally  recognized U.S.  rating agency or agencies,  as the case may be, selected by the
Company,  which will be substituted  for Standard & Poor's,  as the case may be.  "Applicable  Rating" means, in the case of Standard &
Poor's,  BB- (or its equivalent,  under any successor ratings  categories of Standard & Poor's) or the equivalent in respect of ratings categories of any Rating Agencies substituted for Standard & Poor's.

         (c)      Conversion  Based on  Redemption.  Subject  to the provisions of this paragraph 9, a Holder may convert into cash and shares of Common  Stock,  if any, a Security or portion of a Security  which has been  called for  redemption  pursuant to  paragraph 6 hereof,  even if the Securities  are not otherwise  convertible  at such time,  but such  Securities may be surrendered  for conversion prior to the close of business on the second Business Day immediately preceding the Redemption Date.

         (d)      Conversion Upon Occurrence of Certain Corporate  Transactions.  Subject to the provisions of this paragraph 9, if the
Company  declares a  distribution  described in Section 10.07 of the  Indenture,  or a  distribution  described in Section 10.08 of the
Indenture where the fair market value of such  distribution  per share of Common Stock, as determined in the Indenture,  exceeds 15% of the Sale Price of the Common Stock on the day preceding the  declaration  date for such  distribution,  the Company will be required to give notice to the Holders of Securities at least 20 days prior to the Ex-Dividend Date for such  distribution  and, upon the giving of such notice,  the  Securities  may be  surrendered  for conversion at any time until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place.

         (e)      Consolidations,  Mergers and Certain Other Corporate Transactions.  Subject to the provisions of this paragraph 9, in the event the  Company is a party to a  consolidation,  merger or binding  share  exchange or a transfer  of all or  substantially  all assets of the Company  pursuant to which the Common Stock would be converted  into cash,  securities or other  property as set forth in
Section 10.14 of the Indenture,  the Securities may be surrendered  for conversion at any time from and after the date which is 15 days prior to the anticipated  effective date until 15 days after the actual effective date of such  transaction,  and at the effective date of such  transaction the right to convert each $1,000  Principal Amount at Maturity of Securities into cash and shares of Common Stock, if any,  will be deemed to have changed into a right to convert it into the kind and amount of cash,  securities or other assets of the
Company or another  person which the Holder would have received if the Holder had converted  each $1,000  Principal  Amount at Maturity of the Holder's  Securities  immediately  prior to the transaction into a number of shares of Common Stock equal to the then applicable
Conversion Rate, subject to the adjustments discussed under Section 10.14(b) of the Indenture.

         (f)      Conversion Formula and Procedures.  Subject to the next two succeeding sentences,  a Holder of a Security may convert it into cash and shares of Common  Stock,  if any, of the Company in  accordance  with the  provisions  of this  paragraph 9 before the close of business on September  11,  2021.  If the  Security is called for  redemption,  the Holder may convert it at any time prior to the close of business on the second  Business Day  immediately  preceding the Redemption  Date. A Security in respect of which a Holder has  delivered  a Purchase  Notice  exercising  the option of such  Holder to require the  Company to  purchase  such  Security  may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial  Conversion Rate is 13.4108 shares of Common Stock per $1,000 Principal Amount at Maturity,  subject to adjustment upon occurrence of certain events  described in the Indenture.  The Company will deliver cash in lieu of any fractional share of Common
Stock.

         A Security  surrendered  for  conversion  by a Holder  during the period from the close of business on any Common Stock Record
Date to the opening of business on the next  Contingent  Cash Interest  Payment Date must be  accompanied by payment of an amount equal to the  Contingent  Cash Interest,  if any, that the Holder is to receive on the  Securities  surrendered  for  conversion,  unless the
Company  has  provided  such  Holder with a notice of  redemption  with  respect to such  Securities  pursuant  to Section  3.03 of the
Indenture, in which case no such payment shall be made.

         To convert a Security  represented by a Global Security,  a Holder must convert by book-entry transfer to the Conversion Agent through the facilities of DTC.

         To convert a Security in  definitive  form,  a Holder must (1)  complete and  manually  sign the  conversion  notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion  Agent,  (2) surrender the Security to the Conversion Agent, (3) furnish  appropriate  endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of a Security  if the  Principal  Amount at  Maturity of such  portion is $1,000 or an integral multiple of $1,000.  No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture.

         The Conversion Rate will be adjusted for dividends or  distributions  on Common Stock payable in Common Stock or other Capital
Stock;  subdivisions,  combinations  or certain  reclassifications  of Common  Stock;  distributions  to all holders of Common Stock of certain  rights  to  purchase  Common  Stock  for a  period  expiring  within  60 days at less  than  the  Sale  Price  at the  Time of
Determination;  and distributions to such holders of assets or Debt securities of the Company or certain rights to purchase  securities of the Company  (excluding  certain cash  dividends or  distributions).  However,  no adjustment  need be made if  Securityholders  may participate in the transaction or in certain other cases.  The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation,  merger or binding share exchange or a transfer of all or  substantially  all of its assets, or upon certain  distributions  described in the Indenture,  the right to convert a Security into cash and shares of Common
Stock,  if any, may be changed into a right to convert it into the kind and amount of  securities,  cash or other assets of the Company or  another  person  which the  Holder  would  have  received  if the Holder had  converted  its  Securities  immediately  prior to the transaction  into a number  of  shares of Common  Stock  equal to the then  applicable  Conversion  Rate,  subject  to the  adjustments discussed under Section 10.14(b) of the Indenture.

         The Conversion Rate will not be adjusted for any Accrued Original Issue Discount or any accrued  Contingent Cash Interest,  if any.

10.      Conversion Arrangement on Call for Redemption.

         Any Securities called for redemption,  unless  surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased  from the Holders of such  Securities  at an amount not less than the  Redemption  Price,  by one or more investment  banks or other  purchasers  who may agree with the Company to purchase such  Securities  from the Holders,  to convert them into cash and shares of Common Stock, if any, and to make payment for such Securities to the Trustee in trust for such Holders.

11.      Subordination.

         The Securities are  subordinated to the Senior  Indebtedness of the Company.  To the extent provided in the Indenture,  Senior
Indebtedness  of the Company must be paid before the Securities  may be paid.  The Company and each Holder of Securities,  by accepting a Security,  agrees to the  subordination  provisions  contained  in the  Indenture  and  authorizes  the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

12.      Defaulted Interest.

         Except as otherwise  specified with respect to the  Securities,  any Defaulted  Interest on any Security shall forthwith cease to be payable to the  registered  Holder  thereof on the relevant  record date therefor by virtue of having been such Holder,  and such
Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

13.      Denominations; Transfer; Exchange.

         The Securities are in fully registered form,  without coupons,  in denominations of $1,000 of Principal Amount at Maturity and integral  multiples of $1,000.  A Holder may transfer or exchange  Securities  in  accordance  with the  Indenture.  The  Registrar may require a Holder,  among other  things,  to furnish  appropriate  endorsements  and  transfer  documents  and to pay any taxes and fees required by law or permitted by the  Indenture.  The Registrar  need not transfer or exchange any  Securities  selected for  redemption
(except,  in the case of a Security to be redeemed in part,  the portion of the  Security  not to be  redeemed)  or any  Securities  in respect of which a Purchase  Notice has been given and not withdrawn  (except,  in the case of a Security to be purchased in part,  the portion of the Security not to be  purchased)  or any  Securities  for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

14.      Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

15.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon  written  request any money or  securities  held by them for the payment of any amount with  respect to the  Securities  that  remains  unclaimed  for two years,  subject to  applicable  unclaimed property  laws.  After  return to the  Company,  Holders  entitled to the money or  securities  must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

16.      Amendment; Waiver.

         Subject to certain  exceptions  set forth in the  Indenture,  (i) the  Indenture  or the  Securities  may be amended  with the written  consent of the  Holders of at least a majority  in  aggregate  Principal  Amount at  Maturity  of the  Securities  at the time outstanding  and (ii)  certain  Defaults  may be waived with the written  consent of the Holders of a majority in  aggregate  Principal
Amount at Maturity of the Securities at the time  outstanding.  Subject to certain  exceptions set forth in the Indenture,  without the consent of any Securityholder,  the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity,  omission, defect or  inconsistency,  to comply with Article 5 or Section 10.14 of the Indenture,  to secure the Company's  obligations under this
Security,  to add to the Company's  covenants for the benefit of the  Securityholders or to surrender any right or power conferred,  to comply with any requirement of the SEC in connection with the  qualification  of the Indenture under the TIA or to make any change that does not adversely  affect the rights of any Holders,  provided that any changes made solely to conform the Indenture or the Securities to the "Description of the New Notes" section of the Prospectus shall not be deemed to adversely affect the rights of any Holders.

17.      Defaults and Remedies.

         Securityholders  may not enforce the Indenture or the Securities  except as provided in the Indenture.  The Trustee may refuse to enforce the  Indenture  or the  Securities  unless it receives  indemnity  or security  reasonably  satisfactory  to it.  Subject to certain  limitations,  Holders of a majority in aggregate  Principal  Amount at Maturity of the Securities at the time  outstanding may direct the Trustee in its  exercise of any trust or power.  The Trustee may  withhold  from  Securityholders  notice of any  continuing
Default  (except a Default in payment of amounts  specified  in  Sections  6.01(1)  and (2) of the  Indenture)  if it  determines  that withholding notice is in their interests.
18.      Trustee Dealings with the Company.

         Subject to certain limitations  imposed by the TIA, the Trustee under the Indenture,  in its individual or any other capacity, may become the owner or pledgee of Securities  and may  otherwise  deal with and collect  obligations  owed to it by the Company or its
Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

19.      No Recourse Against Others.

         A director,  officer,  employee, agent,  representative,  stockholder or equity holder, as such, of the Company shall not have any liability for any  obligations  of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such  obligations or their creation.  By accepting a Security,  each  Securityholder  waives and releases all such liability.
The waiver and release are part of the consideration for the issue of the Securities.

20.      Authentication.

         This Security  shall not be valid until an authorized  signatory of the Trustee  manually  signs the Trustee's  Certificate of
Authentication on the other side of this Security.

21.      Abbreviations.

         Customary  abbreviations  may be used in the name of a  Securityholder  or an assignee,  such as TEN COM (=tenants in common),
TEN ENT  (=tenants  by the  entireties),  JT TEN  (=joint  tenants  with right of  survivorship  and not as tenants  in  common),  CUST
(=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.      GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                        ----------------------

                                                       A-1-13

         The Company will furnish to any  Securityholder  upon written  request and without charge a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

                  LABORATORY CORPORATION OF AMERICA HOLDINGS
                  358 South Main Street
                  Burlington, NC  27215
                  Attention:  General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________
(Insert assignee's soc. sec. or tax ID no.)

____________________________________
____________________________________
____________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint

_____________________ agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

CONVERSION NOTICE

To convert this Security into cash and Common Stock of the Company, if any, check the box:

To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

$__________________________

If you want the stock certificate, if any, made out in another person's name, fill in the form below:
________________________________________________________________________
(Insert other person's soc. sec. or tax ID no.)

____________________________________
____________________________________
____________________________________
____________________________________
(Print or type other person's name, address and zip code)

______________________________________________________________________________
Date:  _____________________  Your Signature:_____________________________________

______________________________________________________________________________
                                (Sign exactly as your name appears on the other side of this Security)

                                                         B-1

                                                                ANNEX B

         Projected Payment Schedule*

            Semi-annual Period Ending                                Projected Payment per Security
March 11, 2007                                                                     --
September 11, 2007
March 11, 2008
September 11, 2008                                                                $1.24
March 11, 2009                                                                     1.31
September 11, 2009                                                                 1.37
March 11, 2010                                                                     1.44
September 11, 2010                                                                 1.51
March 11, 2011                                                                     1.59
September 11, 2011                                                                 1.67
March 11, 2012                                                                     1.75
September 11, 2012                                                                 1.84
March 11, 2013                                                                     1.94
September 11, 2013                                                                 2.03
March 11, 2014                                                                     2.13
September 11, 2014                                                                 2.24
March 11, 2015                                                                     2.35
September 11, 2015                                                                 2.47
March 11, 2016                                                                     2.60
September 11, 2016                                                                 2.73
March 11, 2017                                                                     2.86
September 11, 2017                                                                 3.01
March 11, 2018                                                                     3.16
September 11, 2018                                                                 3.32
March 11, 2019                                                                     3.49
September 11, 2019                                                                 3.66
March 11, 2020                                                                     3.84
September 11, 2020                                                                 4.04
March 11, 2021                                                                     4.24
September 11, 2021                                                            $3,567.85

*                     Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

*                       Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

*        The comparable  yield and the schedule of projected  payments are determined on the basis of an assumption of linear growth of the stock price and a constant  dividend  yield and are not  determined  for any purpose other than for the  determination  of interest  accruals and  adjustments  thereof in respect of the Securities  for United States federal income tax purposes.  The comparable  yield and the  schedule of  projected  payments do not  constitute a projected  or  representation  regarding  the amounts payable on Securities.